TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.8

Execution Version

TERMINAL AND EXPORT SERVICES AGREEMENT

dated as of

OCTOBER 30, 2014

by and between

HESS TRADING CORPORATION,

as Customer,

and

HESS NORTH DAKOTA EXPORT LOGISTICS LLC,

as Provider

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

i

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDICES AND EXHIBITS

APPENDIX I	OPERATING TERMS AND CONDITIONS
APPENDIX II	DEFINITIONS
APPENDIX III	SERVICE INTERFACE RULES

EXHIBIT A-1	RAMBERG TRUCK FACILITY
EXHIBIT A-2	TIOGA RAIL TERMINAL
EXHIBIT A-3	LOGISTICS PIPELINES
EXHIBIT B-1	DEDICATED AREA; EXCLUDED FIELDS
EXHIBIT B-2	DEDICATED CONTRACTS
EXHIBIT C	CONFLICTING DEDICATIONS
EXHIBIT D	INITIAL DEVELOPMENT PLAN
EXHIBIT E	INITIAL TERMINALS SYSTEM PLAN
EXHIBIT F	INITIAL MINIMUM VOLUME COMMITMENTS
EXHIBIT G-1	FEES
EXHIBIT G-2	FEE RECALCULATION MODEL
EXHIBIT H	RECEIPT POINTS
EXHIBIT I-1	DELIVERY POINTS
EXHIBIT I-2	TANK CAR DELIVERY POINTS
EXHIBIT J	INSURANCE
EXHIBIT K	CUSTOMER GUARANTEE
EXHIBIT L	ADDRESSES FOR NOTICE PURPOSES

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

TERMINAL AND EXPORT SERVICES AGREEMENT

THIS TERMINAL AND EXPORT SERVICES AGREEMENT (as the same may be amended from time to time in accordance herewith, this “Agreement”) is made as of October 30, 2014 (the “Execution Date”), but effective for all purposes as of January 1, 2014 at 12:01 a.m. CCT (the “Effective Time”), by and between Hess Trading Corporation, a Delaware corporation (“Customer”), and Hess North Dakota Export Logistics LLC, a Delaware limited liability company (“Provider”). Customer and Provider are sometimes together referred to in this Agreement as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Provider owns, operates and maintains the Terminals System (as defined herein), including the Terminals (as defined herein), which allows Provider to (a) receive and unload Hydrocarbons (as defined herein) via truck, rail and pipeline from various receipt point(s), (b) redeliver and load Hydrocarbons via truck and rail at various loading and/or delivery point(s), including into those rail cars owned or Controlled (as defined herein) by, and operated and maintained by or on behalf of, Provider, and (c) redeliver Hydrocarbons via pipeline to various other delivery points.

WHEREAS, Customer owns or Controls, and has the right to Tender (as defined herein), certain Hydrocarbons (such Hydrocarbons, “Customer Hydrocarbons”) into the Terminals System and/or Provider Tank Cars (as defined herein), as applicable, and Provider desires to provide, and Customer desires to receive, the System Services (as defined herein) for the Customer Hydrocarbons, on the terms and subject to the conditions in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions in this Agreement contained, Provider and Customer hereby agree as follows:

ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, capitalized words and terms shall have the meaning ascribed to such terms in Appendix II attached hereto.

Section 1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement”, “herein”, “hereby”, “hereunder” and “hereof”, and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation”. All references to “$” or “dollars” shall

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

be deemed references to “United States dollars”. Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time.

ARTICLE 2

TERMINALS SYSTEM; PROVIDER TANK CARS; TERM

Section 2.1 Terminals System; Provider Tank Cars. The “Terminals System” means the Terminals (including, for the avoidance of doubt, any Terminal Expansions with respect thereto) and the Logistics Pipelines (including, for the avoidance of doubt, any Pipeline Extensions with respect thereto), collectively. As of the Execution Date, there are two existing Terminals: (a) the “Ramberg Truck Facility” or “RTF”, which is the existing Crude Oil truck loading and unloading facility, pipeline receipt terminal and associated facilities owned by Provider, as the same is more particularly described on Exhibit A-1; and (b) the “Tioga Rail Terminal” or “TRT”, which is the existing Crude Oil and NGL rail loading and unloading facility, truck loading and unloading facility and associated facilities owned by Provider, as the same is more particularly described on Exhibit A-2, in each case, as such Terminals may be modified and/or extended from time to time, including pursuant to a Terminal Expansion. The “Logistics Pipelines” means those existing Hydrocarbon pipelines owned by Provider and more particularly described on Exhibit A-3, as the same may be modified and/or extended from time to time, including pursuant to a Pipeline Extension. “Provider Tank Cars” means all Tank Cars owned or Controlled by Provider, whether now owned or Controlled by Provider or acquired or Controlled by Provider after the date of this Agreement.

Section 2.2 Term. Subject to earlier termination pursuant to Section 10.1 (a) this Agreement shall commence at the Effective Time and shall remain in effect until the 10th anniversary of the Effective Time (the “Initial Term”), (b) Provider shall have the option, exercisable by the delivery of written Notice to Customer on or before the date that is three Years prior to the expiration of the Initial Term, to renew this Agreement for one additional ten Year period (such second ten Year period, the “Secondary Term”), and (c) thereafter, this Agreement shall automatically renew for successive Yearly periods unless terminated by either Party through the delivery of written Notice to the other Party on or before the date that is 180 Days prior to the end of the Secondary Term or the then-current Yearly term, as applicable (the Initial Term, the Secondary Term and any subsequent Yearly renewal periods, collectively, the “Term”).

ARTICLE 3

SYSTEM SERVICES

Section 3.1 System Services. Subject to the provisions of this Agreement and rights of all applicable Governmental Authorities, during the Term, Provider shall provide, or cause to be provided, the following services with respect to Customer Hydrocarbons, in each case, in accordance with the terms and conditions of this Agreement (collectively, the “System Services”):

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(a) “Terminals Services”, which means: (i) the receipt of Customer Crude Oil Tendered by or on behalf of Customer at the Receipt Points; (ii) the unloading of Customer Crude Oil at the Truck Unloading Points; (iii) the redelivery of Customer Crude Oil at the Pipeline Delivery Points; (iv) the operational storage of Customer Crude Oil received into the Terminals System; (v) the provision of transportation services to Customer Crude Oil on the Logistics Pipelines from one Terminal to another Terminal; and (vi) the metering of Customer Crude Oil at the Receipt Points and the Pipeline Delivery Points;

(b) “Rail Loading Services”, which means: (i) the loading of Customer Crude Oil at the Rail Loading Points; and (ii) the metering of Customer Crude Oil at the Rail Loading Points;

(c) “Truck Loading Services”, which means: (i) the loading of Customer Crude Oil at the Truck Loading Points; and (ii) the metering of Customer Crude Oil at the Truck Loading Points;

(d) “NGL Services”, which means: (i) the receipt of Customer NGLs Tendered by or on behalf of Customer at the Receipt Points; (ii) the provision of transportation services to Customer NGLs on the Logistics Pipelines from the TGP Receipt Points to the Terminals; (iii) the loading of Customer NGLs at the Rail Loading Points; and (iv) the metering of Customer NGLs at the Rail Loading Points;

(e) “Tank Car Services”, which means the transportation and redelivery of Customer Hydrocarbons via Provider Tank Car from the Rail Loading Points to the Tank Car Delivery Points; and

(f) those other services to be performed by Provider in respect of Customer Hydrocarbons as set forth in this Agreement.

Section 3.2 Services Standard. Provider agrees to own (as applicable) and operate and maintain, or cause to be operated and maintained, at its sole cost, risk and expense, the Terminals System, the Provider Tank Cars and the other facilities necessary to provide the System Services contemplated in this Agreement in a good and workmanlike manner in accordance with standards customary in the industry.

Section 3.3 Exchange of Information. Each Party agrees to use its reasonable efforts to provide, on a timely basis, such information to the other Party as may be reasonably needed by such other Party to perform its obligations hereunder (including, in the case of Provider, to provide the System Services hereunder).

Section 3.4 Reports. Provider shall file all necessary reports and/or notices required by applicable Laws with respect to the performance by Provider of the System Services pursuant to this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 4

DEDICATION OF PRODUCTION

Section 4.1 Dedication.

(a) Subject to the provisions of Section 4.1 through Section 4.4 and Article 17, Customer exclusively dedicates and commits to deliver to Provider under this Agreement all:

(i) Customer Crude Oil formerly owned or Controlled by Producer and produced from those oil and gas properties located in the area described on Exhibit B-1 (such area, as the same may be modified from time to time by the Parties hereunder, the “Dedicated Area”) that are operated by Producer, or that are not operated by Producer but from which Producer has elected to take its applicable production in-kind (such Crude Oil, “Dedicated Producer Crude Oil”);

(ii) Customer Crude Oil that Customer owns or Controls through one of the contracts described on Exhibit B-2 (such contracts, the “Dedicated Contracts”).

(b) All Dedicated Producer Crude Oil and all Customer Crude Oil subject to a Dedicated Contract that (i) is not described in Section 4.1(c)(i), (ii) is not subject to a Conflicting Dedication, (iii) has not been released (either temporarily or permanently) from dedication pursuant to Section 4.3, and (iv) has not been reserved and utilized by Customer pursuant to Section 4.4, is referred to collectively hereunder as “Dedicated Crude Oil”.

(c) Notwithstanding the foregoing:

(i) any Dedicated Producer Crude Oil that is produced from a well that was drilled and completed, and is operated, in each case, by a Non-Party that is not an Affiliate of Customer, shall not be considered “Dedicated Crude Oil” hereunder; and

(ii) no Dedicated Contract may be amended, modified or otherwise supplemented by Customer such that the volume of Dedicated Crude Oil resulting therefrom would be materially reduced without the prior written consent of Provider, such consent not to be unreasonably withheld; provided, however, that such restrictions shall not apply to any termination or expiration of any such Dedicated Contract pursuant to its terms.

Section 4.2 Conflicting Dedications. Notwithstanding anything in this Agreement to the contrary, Customer shall have the right to comply with (a) each transportation agreement, terminal agreement, storage agreement, rail service agreement or any commitment or arrangement (including any volume commitment) that is in effect as of the Execution Date and that would require any Dedicated Crude Oil to utilize a terminal facility, pipeline system, storage facility, rail cars or other similar systems or facilities other than the Terminals System and/or the Provider Tank Cars, including any such agreement, commitment or arrangement burdening properties hereinafter acquired by Customer (each, a “Conflicting Dedication”) that is described in Exhibit C, and (b) any other Conflicting Dedication that is applicable and in effect as of the date that Customer acquires Control of any Crude Oil that would qualify as Dedicated Crude Oil that was not under the Control of Customer as of the Execution Date. Notwithstanding the foregoing, Customer shall have only the right to comply with the applicable Conflicting Dedication up to and until the first Day of the Month following the termination of such Conflicting Dedication (without giving effect to any right of Customer to renew or extend the term of such Conflicting Dedication). For the avoidance of doubt, any Customer Crude Oil that,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

but for a Conflicting Dedication, would be considered “Dedicated Crude Oil” hereunder, shall, automatically upon the termination of the applicable Conflicting Dedication, be considered “Dedicated Crude Oil” hereunder. As of the Execution Date, Customer represents that, except as set forth in Exhibit C, the Dedicated Crude Oil is not subject to any Conflicting Dedication.

Section 4.3 Releases from Dedication.

(a) If Provider has failed to complete the facilities necessary to connect a Planned Receipt Point to the Terminals System within 270 Days of the applicable Target Completion Date contained in the then-currently agreed Terminals System Plan, then, upon written Notice from Customer to Provider, the volumes of Dedicated Crude Oil applicable to such Planned Receipt Point shall be permanently released from the dedication under this Agreement and Customer may deliver and commit such Customer Crude Oil that was formerly Dedicated Crude Oil to such other terminal facility, pipeline system, storage facility, rail cars or other similar system or facilities as it shall determine in its sole discretion.

(b) Certain Dedicated Crude Oil may also be temporarily released from dedication under this Agreement in the event of:

(i)(A) Provider failing to complete the facilities necessary to connect a Planned Receipt Point to the Terminals System by the applicable Target Completion Date contained in the then-currently agreed Terminals System Plan, and (B) such failure causing there to be insufficient capacity on the Terminals System to accommodate the volumes of Dedicated Crude Oil and Customer NGLs contained in the applicable System Production Estimates applicable to such time;

(ii) any curtailment or interruption of the System Services to be provided to Customer as set forth in Section 8.5(d) or in Section 1.5 of the Operating Terms;

(iii) a material breach of this Agreement by Provider as provided in Section 13.1(b); or

(iv) an order of a Governmental Authority causing the curtailment of System Services to Customer as provided in Section 8.2.

Section 4.4 Customer’s Reservations. Customer reserves the following rights respecting Dedicated Producer Crude Oil and all Customer Crude Oil subject to a Dedicated Contract for itself: to deliver or furnish to applicable operators such Customer Crude Oil as a reasonable and prudent operator would deem appropriate or necessary for production operations.

ARTICLE 5

DEVELOPMENT PLAN; TERMINALS SYSTEM PLAN; TERMINALS SYSTEM EXPANSION

Section 5.1 Development Plans. Customer has provided Provider with a report attached hereto as Exhibit D (the “Initial Development Plan”) describing in detail, as of the Execution Date, the planned development, drilling, production, processing, treating, marketing and other activities to take place with respect to Dedicated Crude Oil and certain Customer

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

NGLs for the applicable Development Period. The information contained in the Initial Development Plan is broken out, with respect to the first three Years covered by the Initial Development Plan, on a Quarter-by-Quarter basis, and with respect to the remaining Years covered by the Initial Development Plan, on a Year-by-Year basis. The Initial Development Plan attached hereto has been approved by the Parties.

(a) From time to time during each Year of the Term, the Parties shall meet to discuss the planned development, drilling, production, processing, treating, marketing and other activities that Customer expects to take place with respect to Dedicated Crude Oil and certain Customer NGLs for the then-applicable Development Period. Customer and Provider shall each make their respective representatives available to participate in such meetings and discussions. No later than August 1 of each such Year, Customer shall provide (or cause to be provided) to Provider a proposed update of the then-currently agreed Development Plan, prepared on the same basis as the Initial Development Plan and describing in detail the planned development, drilling, production, processing, treating, marketing and other activities expected to take place with respect to Dedicated Crude Oil and certain Customer NGLs for the then-applicable Development Period (any such update, an “Updated Development Plan” and, together with the Initial Development Plan, each, a “Development Plan”).

(b) Each proposed Development Plan shall include information as to the following, in each case, with respect to the first three Years covered by such Development Plan, on a Quarter-by-Quarter basis, and with respect to the remaining Years covered by such Development Plan, on a Year-by-Year basis:

(i) forward-looking production estimates for the applicable time period covered by such Development Plan for all Customer Crude Oil produced from (A) in the aggregate, all then-existing Wells and (B) in the aggregate, all Wells that are expected to be drilled during the time period covered by such Development Plan (each such Well reflected in such Development Plan, a “Planned Well” and, such collective estimates, both with respect to a particular Quarter and an entire Year, the “Dedicated Crude Oil Estimates”);

(ii) forward-looking estimates for the applicable time period covered by such Development Plan of the aggregate volumes of those Customer NGLs for which Customer intends to utilize the Terminals System and/or Provider Tank Cars and receive the System Services hereunder (such estimates, both with respect to a particular Quarter and an entire Year, the “System NGL Estimates” and, together with the Dedicated Crude Oil Estimates, the “System Production Estimates”);

(iii)(A) each new receipt point (including the location thereof) proposed by Customer with respect to the System Production Estimate reflected in such Development Plan (each such receipt point, a “Planned Receipt Point”), (B) each Receipt Point at which Customer expects to Tender Customer Hydrocarbons comprising the System Production Estimate reflected in such Development Plan into the Terminals System, and (C) the estimated portion of the System Production Estimate contained in such Development Plan that Customer expects to Tender at each such Receipt Point and Planned Receipt Point;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iv)(A) each new delivery point (including the location thereof) proposed by Customer with respect to the System Production Estimate reflected in such Development Plan (each such delivery point, a “Planned Delivery Point”), (B) each Delivery Point at which Customer expects to Nominate Customer Hydrocarbons comprising the System Production Estimate reflected in such Development Plan to be redelivered to Customer, and (C) the estimated portion of the System Production Estimate contained in such Development Plan that Customer expects to Nominate to each such Delivery Point;

(v) the earliest date on which each Planned Receipt Point and Planned Delivery Point included in the Development Plan is required by Customer to be placed into service, which date shall not be earlier than three Months after the January 1st that is immediately subsequent to the date that the Development Plan that initially reflected such Planned Receipt Point or Planned Delivery Point was delivered to Provider hereunder;

(vi) any (A) proposed revision to the then-existing Dedicated Area and/or any then-existing Dedicated Contract and/or (B) any new contract that Customer proposes to be a Dedicated Contract; and

(vii) other information reasonably requested by Provider that is relevant to the design, construction, and operation of the Terminals System, including (A) any Terminal Expansion or Pipeline Extension proposed by Customer, (B) the relevant Receipt Point and Planned Receipt Point facilities applicable to such Development Plan, and (C) the relevant Downstream Facilities and Delivery Point and Planned Delivery Point facilities applicable to such Development Plan.

Section 5.2 Terminals System Plans . Provider has provided Customer with a report attached hereto as Exhibit E (the “Initial Terminals System Plan”) describing and/or depicting, as of the Execution Date, the modifications, extensions, enhancements, major maintenance and/or other actions necessary in order for the Terminals System to be able to provide System Services to Customer in accordance with the Initial Development Plan. The Initial Terminals System Plan attached hereto has been approved by the Parties.

(a) From time to time during each Year of the Term, the Parties shall meet to discuss any modifications, extensions, enhancements, major maintenance and/or other actions necessary in order for the Terminals System and Provider Tank Cars to be able to provide System Services to Customer to meet the planned development, drilling, production, processing, treating marketing and other activities expected to take place with respect to Dedicated Crude Oil and the Customer NGLs comprising the applicable System NGL Estimates for the then-applicable Development Period. Following the receipt of a proposed Updated Development Plan from Customer, Provider shall (i) first develop and provide to Customer a high-level summary and estimate of any proposed update to the Initial Terminals System Plan or the then-currently agreed Terminals System Plan, as applicable, and (ii) subsequently (and as soon as reasonably practicable) following the delivery of such summary, develop and provide to Customer a fully detailed version of such proposed update to the Initial Terminals System Plan or the then-currently agreed Terminals System Plan, as applicable, describing and/or depicting the modifications, extensions, enhancements, major maintenance and/or other actions necessary in order for the Terminals System to be able to provide System Services to Customer in accordance with the proposed Updated Development Plan (each such detailed plan, as the then-currently agreed plan may be updated or amended from time to time, a “Terminals System Plan”).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(b) Each proposed Terminals System Plan shall include information as to the following:

(i) all Receipt Points, Planned Receipt Points, Delivery Points and Planned Delivery Points served or to be served by the Terminals System and/or the Provider Tank Cars;

(ii) estimates of all modifications, enhancements and/or extensions to (A) the Terminals that (1) would be owned and operated by Provider and (2) would need to be constructed and/or placed into service hereunder to provide the System Services pursuant to the terms hereof (each, a “Terminal Expansion”), and (B) the Logistics Pipelines that (1) would be owned and operated by Provider and (2) would need to be constructed and/or placed into service hereunder to provide the System Services pursuant to the terms hereof (each, a “Pipeline Extension”), in each case of (A) and (B) above, that are necessary in order for Provider to provide the System Services to Dedicated Crude Oil as set forth in the applicable Development Plan (the “Committed Build-Outs”);

(iii) the estimated schedule for completing the construction and installation of the planned Committed Build-Outs (such estimate, with respect to each such Committed Build-Out, the “Target Completion Date”);

(iv) the estimated changes (if any) to the Tank Car Fee that would result from the addition of any Planned Delivery Point that is a Tank Car Delivery Point to Exhibit I-2; and

(v) the estimated changes to the Fees that would result if a Party made a Recalculation Election as a result of such updated Terminals System Plan and applicable Updated Development Plan.

(c) Simultaneously with the delivery of any proposed Terminals System Plan, Provider shall also prepare and deliver to Customer a report containing the following budget and schedule information with respect to the applicable proposed Terminals System Plan (each, a “System Budget”):

(i) the estimated budgeted amounts (other than Maintenance Capital Expenditures and operating expenses) for the construction and installation of the planned Committed Build-Outs contained in the applicable Terminals System Plan (such amounts, collectively, “Committed Build-Out Costs” and each such estimate, a “Committed Build-Out Estimate”);

(ii) the estimated budgeted amounts for all Maintenance Capital Expenditures that Provider believes will be necessary to provide the System Services as contemplated by the applicable Development Plan and Terminals System Plan, including with respect to all Committed Build-Outs included therein (each such estimate, a “Maintenance Capital Estimate”);

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iii) the estimated budgeted amounts for all operating expenses that Provider believes will be necessary to provide the System Services as contemplated by the applicable Development Plan and Terminals System Plan, including with respect to all Committed Build-Outs included therein (each such estimate, an “Operating Expense Estimate”); and

(iv) an estimated schedule of all maintenance that Provider deems necessary or advisable to perform on the Terminals System and Provider Tank Cars in the next Year in order to provide the System Services set forth in the applicable Development Plan and Terminals System Plan, including with respect to all Committed Build-Outs included therein.

Notwithstanding anything herein to the contrary, Provider shall be entitled to update any System Budget (and any or all of its constituent subparts) following the agreement of the Parties on any proposed Updated Development Plan and its corresponding proposed Terminals System Plan pursuant to Section 5.3(a).

Section 5.3 Agreement on Proposed Development Plan and Terminals System Plan; Meetings; Amendments to Currently Agreed Development Plan and Terminals System Plan.

(a) The Parties shall use their good faith efforts to agree upon a proposed Updated Development Plan and corresponding proposed Terminals System Plan on or before December 31st of the Year in which such proposed Updated Development Plan was first delivered to Provider. Any failure to agree upon a proposed Updated Development Plan and its corresponding proposed Terminals System Plan by such date shall mean the then-currently agreed Development Plan and Terminals System Plan shall remain in force until such time as they are replaced by a mutually agreed Updated Development Plan and updated Terminals System Plan, respectively.

(b) Customer shall make representatives of Customer available to discuss the proposed Updated Development Plan from time to time with Provider and its representatives at Provider’s request. Provider shall make representatives of Provider available to discuss the proposed Terminals System Plan from time to time with Customer and its representatives at Customer’s request.

(c) The Parties and their respective representatives shall meet not less frequently than quarterly during the Term. At all such meetings, the Parties shall exchange updated information about the planned development, drilling, production, processing, treating and marketing (including the purchase and sale of any Hydrocarbons) activities relating to the System Production Estimates, including amendments to the then-currently agreed Development Plan, and the Terminals System, including amendments to the then-currently agreed Terminals System Plan and then-current System Budget, and shall have the opportunity to discuss and provide comments on the other Persons’ plans.

(d) Customer may deliver to Provider, from time to time, a proposed amendment to the then-currently agreed Development Plan. Following delivery of such proposed amendment, the Parties shall meet to discuss the adoption of any amendments proposed by Customer and use

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

their respective good faith efforts to reach agreement on any such proposed amendment and any necessary corresponding amendments to the then-currently agreed Terminals System Plan. Upon the agreement of the Parties upon any such amendment to the then-currently agreed Development Plan (and any necessary corresponding amendments to the then-currently agreed Terminals System Plan), Provider shall be entitled to update the applicable System Budget to reflect such agreed-upon amendments.

(e) Should the Parties be unable to reach agreement on (w) any proposed Updated Development Plan or corresponding updated Terminals System Plan pursuant to Section 5.3(a), (x) any proposed amendment to the then-currently agreed Development Plan and/or any necessary corresponding amendments to the then-currently agreed Terminals System Plan pursuant to Section 5.3(d), (y) whether or not to extend all or a portion of the Temporary Release, or (z) the decision to install any additional facilities as contemplated pursuant to Section 1.1(b) of the Operating Terms (and/or any amendments to the then-current Terminals System Plan that would be needed to incorporate the installation of such additional facilities), then either Party may elect, by delivering written Notice to the other Party (each, an “Executive Election”) to invoke the following provisions with respect to such disputed amendments or facilities, as applicable:

(i) any Executive Election delivered hereunder shall include (A) the (1) proposed Updated Development Plan and/or proposed corresponding updated Terminals System Plan that such electing Party proposes be adopted, (2) amendment to the then-currently agreed Development Plan and/or Terminals System Plan that such electing Party proposes be adopted, (3) proposed portion(s) of the Temporary Release, if any, that should be extended in accordance with Exhibit B-1, or (4) additional facilities contemplated pursuant to Section 1.1(b) of the Operating Terms that such electing Party proposes be installed (and/or any amendments to the then-current Terminals System Plan that would be needed to incorporate the installation of such additional facilities), as applicable, and (B) the name and title of (1) the executive who (x) has the authority to settle such dispute, (y) is at a Vice President or higher level of management and (z) is at a higher level of management than the Persons with direct responsibility for administration of this Agreement or the amendments in dispute (any such Person, an “Executive Representative”) of such electing Party who will represent such electing Party in resolving such dispute and (2) any other Person who will accompany such Executive Representative;

(ii) within 15 Days after a Party’s receipt of the applicable Executive Election, the receiving Party shall submit to the electing Party a written response to such Executive Election that includes (A) the (1) proposed Updated Development Plan and/or proposed corresponding updated Terminals System Plan that such electing Party proposes be adopted, (2) amendment to the then-currently agreed Development Plan and/or Terminals System Plan that such responding Party proposes be adopted, (3) proposed portion(s) of the Temporary Release, if any, that should be extended in accordance with Exhibit B-1, or (4) additional facilities contemplated pursuant to Section 1.1(b) of the Operating Terms that such electing Party proposes be installed (and/or any amendments to the then-current Terminals System Plan that would be needed to incorporate the installation of such additional facilities), as applicable, and (B) the name and title of (1) the Executive

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Representative of such responding Party who will represent such responding Party in resolving such dispute and (2) any other Person who will accompany such Executive Representative;

(iii) the Parties shall then attempt in good faith to resolve the applicable dispute by negotiations between their respective Executive Representatives; and

(iv) such Executive Representatives of the Parties shall meet at least weekly (or as more often as they reasonably deem necessary), at a mutually acceptable time and place, until the applicable dispute has been resolved.

Section 5.4 Expansion of Terminals System; Committed Build-Outs.

(a) Provider shall, at its sole cost and expense, design, construct and operate all Committed Build-Outs contained in the then-currently agreed Terminals System Plan for the purpose of providing System Services in accordance with this Agreement.

(b) Provider is responsible, at its sole cost, for the acquisition and maintenance of rights of way, surface use and/or surface access agreements necessary to construct, own and operate the Terminals System and provide the System Services hereunder (including any Committed Build-Outs); provided, however, that in the event any right of way, surface use and/or surface access agreement necessary to construct, own or operate any Committed Build-Out cannot be obtained on terms and conditions reasonably acceptable to Provider, then Provider shall not be obligated to complete such Committed Build-Out. Provider agrees to provide Customer with quarterly updates as to the progress of any then-approved Committed Build-Outs. Additionally, should Provider reasonably believe that any Committed Build-Out will not be completed and placed in-service by the applicable Target Completion Date reflected in the applicable Terminals System Plan, Provider shall send written Notice to Customer of such delay promptly upon Provider’s determination that such delay will be reasonably likely to occur.

(c) The Parties agree to work together in good faith to obtain the necessary permits and authorizations from the appropriate Governmental Authorities and the necessary consents, rights of way and other authorizations from other Persons necessary to construct, own and operate each Committed Build-Out as expeditiously as reasonably practicable. The Parties further agree to cooperate with each other and to communicate regularly regarding their efforts to obtain such permits, authorizations, consents and rights of way.

(d) Upon the completion of any Committed Build-Out constituting a Planned Receipt Point or a Planned Delivery Point, the Parties shall amend Exhibit H, Exhibit I-1 or Exhibit I-2, as applicable, to include such new Receipt Point or Delivery Point.

ARTICLE 6

MINIMUM VOLUME COMMITMENT; CREDITS

Section 6.1 MVC.

(a) For each Quarter during the Term, Customer shall be obligated to (i) Tender for delivery into the Terminals System a minimum volume of Customer Crude Oil (each such

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

minimum amount, a “Terminals Minimum Volume Commitment” or “TMVC”), (ii) Tender into the Terminals System for redelivery and loading at the Rail Loading Points a minimum volume of Customer Crude Oil (each such minimum amount, a “Loading Minimum Volume Commitment” or “LMVC”), (iii) Tender into the Terminals System for redelivery at the Tank Car Delivery Points pursuant to the provision of the Tank Car Services a minimum volume of Customer Crude Oil (each such minimum amount, a “Rail Car Minimum Volume Commitment” or “RMVC”), and (iv) Tender into the Terminals System for redelivery at the Rail Loading Points pursuant to the provision of the NGL Services a minimum volume of Customer NGLs (each such minimum amount, a “NGL Minimum Volume Commitment” or “NMVC”). The TMVC, LMVC, RMVC and NMVC are each referred to herein as a “Minimum Volume Commitment” or “MVC”. The MVC for the Quarters occurring in Year 2014 are set forth on Exhibit F attached hereto.

(b) Following Year 2014, the (i) TMVC with respect to any Quarter occurring in the then-subsequent three Year period shall be equal to 80% of the applicable Dedicated Crude Oil Estimate for such Quarter contained in the then-currently agreed Development Plan, (ii) the LMVC with respect to any Quarter occurring in the then-subsequent three Year period shall be equal to 80% of the applicable Dedicated Crude Oil Estimate for such Quarter contained in the then-currently agreed Development Plan, (iii) the RMVC with respect to any Quarter occurring in the then-subsequent three Year period shall be equal 90% of the applicable Dedicated Crude Oil Estimate for such Quarter contained in the then-currently agreed Development Plan, and (iv) the NMVC with respect to any Quarter occurring in the then-subsequent three Year period shall be equal to 80% of the System NGL Estimates for such Quarter contained in the then-currently agreed Development Plan.

(c) Notwithstanding the foregoing and regardless of the Dedicated Crude Oil Estimates or System NGL Estimates with respect to any such Quarter included in any Updated Development Plan, the MVCs for such Quarter contained in any prior Development Plan shall not be reduced by such Updated Development Plan (but the applicable volumes attributable to such MVCs may be increased).

(d) Should any Dedicated Crude Oil be released (either permanently or temporarily) from the dedication contained in this Agreement pursuant to Section 4.3, the then-applicable MVCs shall be proportionately reduced by the portion of the then-current Dedicated Crude Oil Estimate so released. Should any such temporary release from dedication expire, then, upon such expiration, the then-applicable MVCs shall be proportionately increased by the portion of the applicable Dedicated Crude Oil Estimate that is no longer released from dedication hereunder.

Section 6.2 Shortfall Credits.

(a) If Customer pays any Terminals Shortfall Fee with respect to any Quarter, then, subject to the other provisions of this Section 6.2, for a period of four full Quarters from the end of the Quarter in which such Terminals Shortfall Fee was accrued, Customer shall be entitled to a credit with respect to the Terminals Fees payable by Customer during any such Quarter in connection with volumes of Customer Crude Oil Tendered by Customer or for Customer’s account into the Receipt Points during any such Quarter, but only to the extent such volumes so Tendered are in excess of the applicable Dedicated Crude Oil Estimate for such Quarter (each such volume credit, stated in Barrels, a “Terminals Shortfall Credit”).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(i) During any subsequent Quarter in which an earned Terminals Shortfall Credit may be utilized by Customer, Customer may only utilize such Terminals Shortfall Credit for volumes of Customer Crude Oil Tendered for delivery into the Receipt Points in excess of the applicable Dedicated Crude Oil Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(ii) The use of a Terminals Shortfall Credit shall result in Customer not being obligated to pay a Terminals Fee attributable to volumes of Customer Crude Oil, stated in Barrels, Tendered to the Receipt Points, but only up to the amount of such Terminals Shortfall Credit and only with respect to volumes of Customer Crude Oil so Tendered in excess of the applicable Dedicated Crude Oil Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(b) If Customer pays any Loading Shortfall Fee with respect to any Quarter, then, subject to the other provisions of this Section 6.2, for a period of four Quarters from the end of the Quarter in which such Loading Shortfall Fee was accrued, Customer shall be entitled to a credit with respect to the Rail Loading Fees payable by Customer during any such Quarter in connection with volumes of Customer Crude Oil Tendered into the Terminals System by Customer for redelivery at the Rail Loading Points during any such Quarter, but only to the extent such volumes so Tendered are in excess of the applicable Dedicated Crude Oil Estimate for such Quarter (each such volume credit, stated in Barrels, a “Loading Shortfall Credit”).

(i) During any subsequent Quarter in which an earned Loading Shortfall Credit may be utilized by Customer, Customer may only utilize such Loading Shortfall Credit for volumes of Customer Crude Oil Tendered into the Terminals System by Customer for redelivery at the Rail Loading Points in excess of the applicable Dedicated Crude Oil Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(ii) The use of a Loading Shortfall Credit shall result in Customer not being obligated to pay a Rail Loading Fee attributable to volumes of Customer Crude Oil, stated in Barrels, Tendered into the Terminals System by Customer for redelivery at the Rail Loading Points, but only up to the amount of such Loading Shortfall Credit and only with respect to volumes of Customer Crude Oil so Tendered in excess of the applicable Dedicated Crude Oil Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(c) If Customer pays any Tank Car Shortfall Fee with respect to any Quarter, then, subject to the other provisions of this Section 6.2, for a period of four Quarters from the end of the Quarter in which such Tank Car Shortfall Fee was accrued, Customer shall be entitled to a credit with respect to the Tank Car Fees payable by Customer during any such Quarter in connection with volumes of Customer Crude Oil Tendered into the Terminals System by Customer for redelivery at the Tank Car Delivery Points during any such Quarter, but only to the extent such volumes so Tendered are in excess of the applicable Dedicated Crude Oil Estimate for such Quarter (each such volume credit, stated in Barrels, a “Tank Car Shortfall Credit”).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(i) During any subsequent Quarter in which an earned Tank Cars Shortfall Credit may be utilized by Customer, Customer may only utilize such Tank Cars Shortfall Credit for volumes of Customer Crude Oil Tendered into the Terminals System by Customer for redelivery at the Tank Car Delivery Points in excess of the applicable Dedicated Crude Oil Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(ii) The use of a Tank Cars Shortfall Credit shall result in Customer not being obligated to pay a Rail Loading Fee attributable to volumes of Customer Crude Oil, stated in Barrels, Tendered into the Terminals System by Customer for redelivery at the Tank Car Delivery Points, but only up to the amount of such Tank Cars Shortfall Credit and only with respect to volumes of Customer Crude Oil so Tendered in excess of the applicable Dedicated Crude Oil Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(d) If Customer pays any NGL Shortfall Fee with respect to any Quarter, then, subject to the other provisions of this Section 6.2, for a period of four Quarters from the end of the Quarter in which such NGL Shortfall Fee was accrued, Customer shall be entitled to a credit with respect to the NGL Fees payable by Customer during any such Quarter in connection with volumes of Customer NGLs Tendered into the Terminals System by Customer during any such Quarter, but only to the extent such volumes so Tendered are in excess of the applicable System NGL Estimate for such Quarter (each such volume credit, stated in Barrels, an “NGL Shortfall Credit” and, together with the Terminals Shortfall Credits, Loading Shortfall Credits and Tank Car Shortfall Credits, the “Shortfall Credits”).

(i) During any subsequent Quarter in which an earned NGL Shortfall Credit may be utilized by Customer, Customer may only utilize such NGL Shortfall Credit for volumes of Customer NGLs Tendered into the Terminals System by Customer in excess of the applicable System NGL Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(ii) The use of an NGL Shortfall Credit shall result in Customer not being obligated to pay an NGL Fee attributable to volumes of Customer NGLs, stated in Barrels, Tendered into the Terminals System by Customer, but only up to the amount of such NGL Shortfall Credit and only with respect to volumes of Customer NGLs so Tendered in excess of the applicable System NGL Estimate for such Quarter as contained in the then-currently agreed Development Plan.

(e) Each Shortfall Credit shall expire at the end of the fourth full Quarter following the date on which the applicable Shortfall Fee was accrued.

(f) Notwithstanding anything in this Section 6.2 to the contrary, Customer shall be entitled to pool any then-current Loading Shortfall Credits and Tank Cars Shortfall Credits together, such that such pooled Shortfall Credits may be used, for as long as any such Shortfall Credit is valid hereunder, to offset either Rail Loading Fees or Tank Car Fees, and not solely the applicable Fee to which the originally earned Shortfall Credit is related.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(g) Provider shall be responsible for keeping records and balances of any applicable Shortfall Credits that have been earned by Customer and providing such balances to Customer upon Customer’s request.

ARTICLE 7

FEES; CHARGES; DEDUCTIONS

Section 7.1 Fees. The Fees to be paid by Customer to Provider for the performance of the System Services are set forth in this Section 7.1.

(a) Subject to the provisions of Section 6.2, each Month, Customer shall pay to Provider the following fees in accordance with the terms of this Agreement for the Terminals Services provided by or on behalf of Provider with respect to Customer Crude Oil received by Provider from Customer or for Customer’s account into the Terminals System during such Month: (i) the aggregate volume of Customer Crude Oil received by Provider from Customer or for Customer’s account at the applicable Receipt Points during such Month, stated in Barrels, multiplied by (ii) the Terminals Fee.

(b) Subject to the provisions of Section 6.2, each Month, Customer shall pay to Provider the following fees in accordance with the terms of this Agreement for the NGL Services provided by or on behalf of Provider with respect to Customer NGLs during such Month: (i) the aggregate volume of Customer NGLs actually received by Provider from Customer or for Customer’s account into the Terminals System at the applicable Receipt Points during such Month, stated in Barrels, multiplied by (ii) the NGL Fee.

(c) Subject to the provisions of Section 6.2, each Month, Customer shall pay to Provider the following fees in accordance with the terms of this Agreement for the Crude Oil Loading Services provided by or on behalf of Provider with respect to Customer Crude Oil during such Month:

(i)(A) the aggregate volume of Customer Crude Oil utilizing the Rail Loading Services during such Month, stated in Barrels, multiplied by (B) the Rail Loading Fee; and

(ii)(A) the aggregate volume of Customer Crude Oil utilizing the Truck Loading Services during such Month, stated in Barrels, multiplied by (B) the Truck Loading Fee.

(d) Subject to the provisions of Section 6.2, each Month, Customer shall pay to Provider the following fees in accordance with the terms of this Agreement for the Tank Car Services provided by or on behalf of Provider with respect to Customer Hydrocarbons during such Month: (i) the aggregate volume of Customer Hydrocarbons utilizing the Tank Car Services during such Month, stated in Barrels, multiplied by (ii) the Tank Car Fee.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(e) For any Quarter, should Customer fail to Tender an aggregate volume of Customer Crude Oil to Provider at the Receipt Points equal to the TMVC for such Quarter, then Customer shall pay to Provider the following fees in accordance with the terms of this Agreement as a result of such shortfall (such fee, a “Terminals Shortfall Fee”): (i) (A) the then-applicable TMVC, minus (B) the aggregate volumes, stated in Barrels, of Customer Crude Oil actually Tendered into the Terminals System at the applicable Receipt Points by Customer or for Customer’s account during such Quarter, minus (C) the aggregate volumes, stated in Barrels, of Customer Crude Oil Tendered for delivery by Customer or for Customer’s account into the Terminals System at the applicable Receipt Points during such Quarter but not received into the Terminals System by Provider due to reasons of Force Majeure affecting Provider or curtailment, minus (D) the aggregate volumes, stated in Barrels, of Dedicated Producer Crude Oil not Tendered for delivery by Customer or for Customer’s account into the Terminals System at the applicable Receipt Points during such Quarter due to reasons of a Force Majeure event affecting Customer that Provider has accepted as a Force Majeure event hereunder, multiplied by (ii) the Terminals Fee.

(f) For any Quarter, should Customer fail to Tender into the Terminals System for redelivery at the Rail Loading Points an aggregate volume of Customer Crude Oil equal to the LMVC for such Quarter, then Customer shall pay to Provider the following fees in accordance with the terms of this Agreement as a result of such shortfall (such fee, a “Loading Shortfall Fee”): (i) (A) the then-applicable LMVC, minus (B) the aggregate volumes, stated in Barrels, of Customer Crude Oil actually Tendered into the Terminals System by Customer or for Customer’s account for redelivery at the Rail Loading Points during such Quarter, minus (C) the aggregate volumes, stated in Barrels, of Customer Crude Oil Tendered into the Terminals System by Customer or for Customer’s account for redelivery at the Rail Loading Points during such Quarter but not redelivered to such Rail Loading Points by Provider due to reasons of Force Majeure affecting Provider or curtailment, minus (D) the aggregate volumes, stated in Barrels, of Dedicated Producer Crude Oil not Tendered into the Terminals System for redelivery at the Rail Loading Points during such Quarter due to reasons of a Force Majeure event affecting Customer that Provider has accepted as a Force Majeure event hereunder, multiplied by (ii) the Rail Loading Fee.

(g) For any Quarter, should Customer fail to Tender into the Terminals System for redelivery at the Rail Loading Points an aggregate volume of Customer NGLs equal to the NMVC for such Quarter, then Customer shall pay to Provider the following fees in accordance with the terms of this Agreement as a result of such shortfall (such fee, a “NGL Shortfall Fee”): (i) (A) the then-applicable NMVC, minus (B) the aggregate volumes, stated in Barrels, of Customer NGLs actually Tendered into the Terminals System by Customer or for Customer’s account for redelivery at the Rail Loading Points during such Quarter, minus (C) the aggregate volumes, stated in Barrels, of Customer NGLs Tendered into the Terminals System by Customer or for Customer’s account for redelivery at the Rail Loading Points during such Quarter but not redelivered to such Rail Loading Points by Provider due to reasons of Force Majeure affecting Provider or curtailment, multiplied by (ii) the NGL Fee.

(h) For any Quarter, should Customer fail to Tender into the Terminals System for redelivery at the Tank Car Delivery Points an aggregate volume of Customer Crude Oil equal to the RMVC for such Quarter, then Customer shall pay to Provider the following fees in

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

accordance with the terms of this Agreement as a result of such shortfall (such fee, a “Tank Car Shortfall Fee” and, together with the Terminals Shortfall Fees, the Loading Shortfall Fees, and the NGL Shortfall Fees, the “Shortfall Fees”): (i) (A) the then-applicable RMVC, minus (B) the aggregate volumes, stated in Barrels, of Customer Crude Oil actually Tendered into the Terminals System by Customer or for Customer’s account for redelivery at the Tank Car Delivery Points during such Quarter, minus (C) the aggregate volumes, stated in Barrels, of Customer Crude Oil Tendered into the Terminals System by Customer or for Customer’s account for redelivery at the Tank Car Delivery Points during such Quarter but not redelivered to such Tank Car Delivery Points by Provider due to reasons of Force Majeure affecting Provider or curtailment, minus (D) the aggregate volumes, stated in Barrels, of Dedicated Producer Crude Oil not Tendered into the Terminals System for redelivery at the Tank Car Delivery Points during such Quarter due to reasons of a Force Majeure event affecting Customer that Provider has accepted as a Force Majeure event hereunder, multiplied by (ii) the Tank Car Fee.

(i) If any agreed-upon Updated Development Plan contains, for any Year, a Dedicated Crude Oil Estimate that is at least 15% greater than the Dedicated Crude Oil Estimate for such Year contained in the most recent previously agreed-upon Development Plan, then the then-current Return on Capital shall be increased by two percent (2%) for each 15% increase represented by such Dedicated Crude Oil Estimate.

(j) At any time on or prior to January 15th of each Year beginning in 2015, either Party may make an election to have the then-currently agreed Fees recalculated with respect to such Year (a “Recalculation Election”); provided, that, prior to the date such Recalculation Election is made, the Parties shall have agreed upon an Updated Development Plan for such Year or the Parties shall have been unable to agree upon an Updated Development Plan for such Year. Upon a Recalculation Election being made, the Fees will be recalculated based upon the then-currently agreed Development Plan. Such recalculation shall be based on the model attached hereto as Exhibit G-2, which takes into account:

(i) the aggregate volumes of Dedicated Crude Oil that (A) have actually been delivered by Customer into the Receipt Points, (B) were actually redelivered to the Rail Loading Points and (C) actually utilized the Tank Car Services, in each case, prior to such Year during the Term; provided, however, that such aggregate volumes shall not, for purposes of the recalculation (i) exceed the applicable Dedicated Crude Oil Estimates for such Years as contained in the applicable Development Plans or, or (ii) be deemed to be lower than the applicable MVC for such Years as contained in the applicable Development Plans;

(ii) any Committed Build-Out Costs actually incurred by Provider prior to such Year during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Committed Build-Out Estimates for such Years;

(iii) the Committed Build-Out Estimates contained in the then-current System Budget for the current and future Years;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iv) the Maintenance Capital Estimates (A) for the previous Years of the Term as contained in the System Budgets applicable to such Years, and (B) contained in the then-current System Budget for the current and future Years;

(v) the Operating Expense Estimates (A) for the previous Years of the Term as contained in the System Budgets applicable to such Years, and (B) contained in the then-current System Budget for the current and future Years;

(vi) the Historical Capital Expenditures;

(vii) the System Production Estimates;

(viii) the then-current Return on Capital; and

(ix) the percentage change, from the preceding Year, in the Consumer Price Index as published by the Department of Labor, in the subsection titled “Consumer Price Index for All Urban Consumers” (such index, the “CPI”). For purposes of any Recalculation Election and notwithstanding anything in the foregoing to the contrary, (A) no increase or decrease to any Fee resulting solely from a CPI adjustment shall exceed 3.0% for any given Year, and (B) no Fee shall ever be decreased as a result of any applicable CPI percentage change below the original amount of such Fee set forth in Exhibit G-1 for Year 2014.

(k) Notwithstanding anything in Section 7.1(j) to the contrary, the Tank Car Fee for any Year may be revised in accordance with the agreed upon Updated Development Plan and agreed upon Terminals System Plan for such Year, but only if such agreed upon Updated Development Plan contains a Planned Delivery Point that is a Tank Car Delivery Point and such agreed upon Terminals System Plan contains a Fee change with respect to such Planned Delivery Point and the estimated portion of the Dedicated Crude Oil Estimate contained in the applicable Development Plan that Customer expects to Nominate to such Planned Delivery Point.

(l) Any Fees recalculated under Section 7.1(j) or Section 7.1(k) shall apply as of January 1st of the Year to which the relevant Updated Development Plan leading to such Recalculation Election or updated Tank Car Fee pursuant to Section 7.1(k), as applicable, first applies, and shall remain in effect for the remainder of the Term until such Fees may subsequently be re-calculated pursuant to Section 7.1(j) or Section 7.1(k), as applicable.

Section 7.2 Charges. Each Month, Customer shall pay to Provider an amount equal to Customer’s allocated portion of the following (such amounts as allocated to Customer for a Month, the “Charges”): with respect to the provision of the Tank Car Services only, the actual costs incurred by Provider for providing the Tank Car Services hereunder, such costs to specifically (a) include those costs charged to Provider by Non-Parties to utilize any railroad system in order to transport Customer Hydrocarbons via Provider Tank Car to the Tank Car Delivery Points, in each case, such allocation to be based upon the aggregate volumes of (i) Customer Hydrocarbons utilizing the Tank Car Services during such Month, and (ii) Non-Party Hydrocarbons other than Customer Hydrocarbons utilizing the Tank Car Services during such Month, and (b) exclude those costs otherwise incurred for the maintenance and operation of the Provider Tank Cars.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 7.3 Storage Variations. Customer acknowledges that certain volumetric losses of Customer Hydrocarbons will occur even if the System Services are conducted in accordance with the provisions of Section 3.2, and such losses attributable to Product Losses shall be shared and allocated among all customers utilizing the Terminals System in the proportion that each such customer Tenders Hydrocarbons into the Terminals System at the Receipt Points. Customer shall bear all Product Losses or gains that may occur while any Customer Hydrocarbons are in the Terminals System (such Product Losses or gains, “Storage Variations”). Provider will, on a Monthly basis, determine the Storage Variations occurring during the immediately preceding Month with respect to the Customer Hydrocarbons in the Terminals System during such Month. Customer’s inventory of Customer Hydrocarbons then in the Terminals System shall then be adjusted to reflect such Storage Variation. On a Yearly basis, Provider will net all Storage Variations with respect to such Year together in order to determine the aggregate Storage Variations for the Year. Notwithstanding anything in the foregoing to the contrary, from and after the fourth anniversary of the Effective Time, Customer shall only bear Storage Variations pursuant to this Section 7.3 up to the Product Loss Allowance, and Provider shall bear all Storage Variations in excess of the Product Loss Allowance.

ARTICLE 8

TENDER, NOMINATION, RECEIPT AND DELIVERY OF HYDROCARBONS

Section 8.1 Priority of Service.

(a) With respect to Customer Crude Oil utilizing the Terminals System:

(i) all Dedicated Crude Oil Tendered to the Receipt Points shall, up to an aggregate volume of **% of the then-current total capacity of the Terminals System, be entitled to Anchor Customer Firm Service with respect to the Terminals System;

(ii) all Additional Crude Oil shall, only to the extent such volumes of Additional Crude Oil (together with all quantities of Dedicated Crude Oil Tendered to the Terminals System) are both (A) needed by Customer to fulfill any then-applicable MVC, and (B) less than or equal to **% of the then-current total capacity of the Terminals System, be entitled to Anchor Customer Firm Service with respect to the Terminals System;

(iii) all Additional Crude Oil shall, to the extent such Additional Crude Oil (together with all other quantities of Customer Crude Oil Tendered to the Terminals System, including any Dedicated Crude Oil) is in excess of each then-applicable MVC, but less than or equal to **% of the then-current total capacity of the Terminals System, be entitled to Firm Service with respect to the Terminals System; and

(iv) all Additional Crude Oil not described in subsections (ii) or (iii) above shall only be entitled to Interruptible Service with respect to the Terminals System.

(b) With respect to Customer Crude Oil utilizing the Provider Rail Cars:

(i) all Dedicated Crude Oil Tendered to the Provider Rail Cars shall, up to an aggregate volume of **% of the then-existing aggregate capacity of the Provider Rail Cars, be entitled to Anchor Customer Firm Service with respect to the Provider Rail Cars;

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(ii) all Additional Crude Oil shall, only to the extent such volumes of Additional Crude Oil (together with all quantities of Dedicated Crude Oil Tendered to the Provider Rail Cars) are both (A) needed by Customer to fulfill the then-applicable RMVC, and (B) less than or equal to **% of the then-current total capacity of the Provider Rail Cars, be entitled to Anchor Customer Firm Service with respect to the Provider Rail Cars;

(iii) all Additional Crude Oil shall, to the extent such Additional Crude Oil (together with all other quantities of Customer Crude Oil Tendered to the to the Provider Rail Cars, including any Dedicated Crude Oil) is in excess of each then-applicable RMVC, but less than or equal to **% of the then-current aggregate capacity of the Provider Rail Cars, be entitled to Firm Service with respect to the Provider Rail Cars; and

(iv) all Additional Crude Oil not described in subsection (ii) or (iii) above shall only be entitled to Interruptible Service with respect to the Provider Rail Cars.

(c) With respect to Customer NGLs utilizing the Terminals System:

(i) all Customer NGLs Tendered to the Receipt Points shall, to the extent such Customer NGLs are equal to or less than, in the aggregate, **% of the then-current total capacity of the Terminals System, be entitled to Anchor Customer Firm Service with respect to the Terminals System; and

(ii) all Customer NGLs not described in subsection (i) above shall only be entitled to Interruptible Service with respect to the Terminals System.

Section 8.2 Governmental Action. In the event any Governmental Authority issues an order requiring Provider to allocate capacity on the Terminals System and/or Provider Tank Cars to another customer, Provider shall do so by (a) first, reducing Hydrocarbons entitled to Interruptible Service, (b) second, reducing Hydrocarbons entitled to Firm Service, and shall only curtail receipts of Hydrocarbons entitled to Firm Service (which curtailment shall be done in accordance with Section 8.5) to the extent necessary to allocate such capacity as required by the Governmental Authority to such other customer, after complete curtailment of Interruptible Service, and (c) third, reducing Hydrocarbons entitled to Anchor Customer Firm Service, and shall only curtail receipts of Hydrocarbons entitled to Anchor Customer Firm Service (which curtailment shall be done in accordance with Section 8.5) to the extent necessary to allocate such capacity as required by the Governmental Authority to such other customer, after complete curtailment of Interruptible Service and Firm Service. In such event Provider shall not be in breach or default of its obligations under the Agreement and shall have no liability to Customer in connection with or resulting from any such curtailment; provided, however, that Provider shall, at Customer’s request, temporarily release from the dedication under this Agreement all of Customer’s volumes of Dedicated Crude Oil. Notwithstanding the foregoing, should any Governmental Authority issue an order requiring Provider to allocate capacity on the Terminals System to a customer other than Customer, Provider agrees to use its commercially reasonable efforts to cooperate with, and support, Customer in such actions that Customer may in good faith

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

take against such Governmental Authority and/or order; provided, however, that Provider shall not be required to cooperate in any such undertaking that Provider, in its good faith opinion, believes would materially and adversely affect Provider or the Terminals System.

Section 8.3 Tender of Dedicated Crude Oil; Additional Crude Oil; and Customer NGLs.

(a) Subject to Article 14 and all applicable Laws, each Day during the Term Customer shall Tender to the Terminals System at each applicable Receipt Point all of the Dedicated Crude Oil available to Customer at such Receipt Point up to the applicable capacity of such Receipt Point.

(b) Customer shall have the right to Tender to Provider for System Services under this Agreement Additional Crude Oil; provided that, except as otherwise set forth in Section 8.1(a), any such Additional Crude Oil shall only be entitled to Interruptible Service unless otherwise agreed in writing by the Parties.

(c) Subject to Article 14 and all applicable Laws, each Day during the Term Customer shall Tender to the Terminals System at each applicable Receipt Point all Customer NGLs available to Customer at such Receipt Point up to the lesser of (i) the applicable capacity of such Receipt Point, and (ii) **% of the then-current total capacity of the Terminals System.

(d) Customer shall have the right to Tender to Provider for System Services under this Agreement Customer NGLs in excess of **% of the then-current total capacity of the Terminals System; provided that, any such Customer NGLs shall only be entitled to Interruptible Service unless otherwise agreed in writing by the Parties.

Section 8.4 Nominations, Balancing and Curtailment. Nominations and balancing of Hydrocarbons available for, and interruptions and curtailment of, System Services under this Agreement shall be performed in accordance with the applicable Operating Terms set forth in Appendix I.

Section 8.5 Suspension/Shutdown of Service.

(a) During any period when all or any portion of the Terminals System or the Provider Tank Cars are shut down because of necessary maintenance or repairs or Force Majeure or because such shutdown is necessary to avoid injury or harm to persons, property, the environment, or the integrity of the Terminals System or the Provider Tank Cars, receipts and/or deliveries of Customer Hydrocarbons may be curtailed as set forth in Section 1.5 of the Operating Terms. In such cases Provider shall have no liability to Customer, except to the extent such shut down is caused by the gross negligence or willful misconduct of the Provider.

(b) Provider shall have the right to curtail or interrupt receipts and deliveries of Hydrocarbons for brief periods to perform necessary maintenance of and repairs or modifications (including modifications required to perform its obligations under this Agreement) to the Terminals System and/or the Provider Tank Cars; provided, however, that Provider shall use its commercially reasonable efforts to (i) coordinate its maintenance, repair, and modification operations on the Terminals System and the Provider Tank Cars with the operations of Customer

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

and (ii) schedule maintenance, repair, and modification operations on the Terminals System and the Provider Tank Cars so as to avoid or minimize, to the greatest extent possible, service curtailments or interruptions on the Terminals System and the Provider Tank Cars. Provider shall provide Customer with (A) 30 Days prior Notice of any upcoming normal and routine maintenance, repair, and modification projects that Provider has planned that would result in a curtailment or interruption of Customer’s deliveries of Hydrocarbons on the Terminals System and/or the Provider Tank Cars and the estimated time period for such curtailment or interruption, whether or not such maintenance, repair or modifications activities are contained in the then-current System Budget, and (B) Notice of any amendment, modification or other change to the schedule of maintenance, repair or modifications activities contained in the then-current System Budget.

(c) It is specifically understood by Customer that operations and activities on facilities upstream or downstream of the Terminals System and/or the Provider Tank Cars beyond Provider’s control may impact operations on the Terminals System and the Provider Tank Cars, and the Parties agree that Provider shall have no liability therefor. Customer is required to obtain and maintain capacity on the Downstream Facilities applicable to each Delivery Point (including, as applicable, rail car take away capacity) that is sufficient to accommodate the greater of the volumes of Customer Hydrocarbons Nominated and Tendered by Customer to such Delivery Points. Notwithstanding the provisions of Section 8.6, should Customer fail to arrange such adequate downstream transportation, Provider may (i) cease receipts of Customer Hydrocarbons at the Receipt Points, or (ii) may continue receipts of Customer Hydrocarbons at the Receipt Points and then deliver and sell any such Customer Hydrocarbons to any purchaser at its sole discretion, accounting to Customer for the net value received from the sale of such Hydrocarbons (after costs of transportation, taxes, and other costs of marketing).

(d) If at any time Provider interrupts or curtails receipts and deliveries of Customer Hydrocarbons pursuant to this Section 8.5 (other than Section 8.5(c)) for a period of 30 consecutive Days, then, at Customer’s written request, the affected volumes of Dedicated Crude Oil shall be temporarily released from dedication to this Agreement for a period commencing as of the date of such request and ending as of the next first Day of a Month following the expiration date of Customer’s mitigating commercial arrangement for such Dedicated Crude Oil; provided that, in any event, such period shall end no more than 180 Days following Customer’s receipt of Notice from Provider that such receipts and deliveries are no longer interrupted or curtailed.

Section 8.6 Hydrocarbon Marketing and Transportation. As between the Parties, Customer shall be solely responsible for, and shall make all necessary arrangements at and downstream of the Delivery Points for, receipt, further transportation, processing, and marketing of Customer Hydrocarbons.

Section 8.7 Downstream Delivery Points. Provider shall use its commercially reasonable efforts to maintain, and shall act as a reasonable and prudent operator in maintaining, all interconnect and operating agreements with Non-Parties reasonably necessary to facilitate the redelivery of Customer Hydrocarbons to Customer at the Delivery Points.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 8.8 Loading Point Vetting. Customer shall have the obligation to ensure that procedures are in place such that all trucks and rail cars (other than the Provider Tank Cars) delivering Customer Hydrocarbons to a Receipt Point or taking Customer Hydrocarbons from a Delivery Point (including, for the avoidance of doubt, any Loading Point), meet the Applicable Requirements and all Terminal Rules. Provider shall advise Customer of such standards and any changes thereto.

ARTICLE 9

QUALITY SPECIFICATIONS

Section 9.1 Quality Specifications. All Crude Oil and NGLs delivered at the Receipt Points by Customer to Provider shall meet the respective quality specifications for such Hydrocarbons as set forth in Section 1.1 of the Operating Terms.

(a) Provided that the Customer Hydrocarbons delivered to the Receipt Points comply with the applicable quality specifications set forth in Section 1.1 of the Operating Terms, all corresponding Hydrocarbons redelivered at the Delivery Points by Provider to Customer shall meet the quality specifications of the applicable Downstream Facilities at the relevant Delivery Points; provided, however, that in the event any such quality specifications of the applicable Downstream Facilities change from and after the date of this Agreement, Provider’s obligations under this Section 9.1(a) shall be subject to the provisions of Section 1.1(b) of the Operating Terms.

(b) The Parties recognize and agree that Customer Hydrocarbons received by Provider into the Terminals System and the Provider Tank Cars may be commingled with other Hydrocarbon volumes and, subject to Provider’s obligation set forth in Section 9.1(a), (i) such Hydrocarbons shall be subject to such changes in quality, composition and other characteristics as may result from such commingling, and (ii) Provider shall have no other obligation to Customer associated with changes in quality of Hydrocarbons as the result of such commingling.

(c) As of the date of this Agreement, Provider and the Terminals System will provide the System Services to Customer Crude Oil, regardless to which Packing Group such Customer Crude Oil is allocated to at such Customer Crude Oil’s receipt into the Terminals System, and Provider shall not distinguish or discriminate among Customer Crude Oil of different Packing Groups, whether in terms of priority of service, additional fees or charges, or otherwise. Notwithstanding the foregoing, if Provider should determine, in its sole discretion, at any time during the Term of this Agreement, that any distinction should be made with respect Barrels of Customer Crude Oil utilizing the System Services based on the Packing Group attributable to such Barrel of Customer Crude Oil, then:

(i) the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and/or a separate arrangement in order to give effect to such distinction (including the addition of additional fees, priority modifications and quality restrictions, among others); and

(ii) in the event that the Parties are not successful in accomplishing the objectives set forth in (i) above such that, following the failure to accomplish such

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

objectives, Provider is not in substantially the same economic position as it was prior to any such determination, then Provider may terminate this Agreement upon the delivery of written Notice of termination to Customer.

ARTICLE 10

TERMINATION

Section 10.1 Termination.

(a) This Agreement may be terminated in its entirety as follows:

(i) by Provider upon written Notice to Customer, if Customer fails to pay any Invoice rendered pursuant to Section 12.2 and such failure is not remedied within 30 Days of written Notice of such failure to Customer by Provider;

(ii) by one Party upon written Notice to the other Party, if such second Party fails to perform or comply with any material warranty, covenant or obligation contained in this Agreement (other than as provided above in Section 10.1(a)(i) or for reasons of Force Majeure in accordance with Article 14), and such failure has not been remedied within 60 Days after receipt of written Notice from the non-defaulting Party of such failure;

(iii) by Provider upon written Notice to Customer, if either of Customer or Customer Parent (A) makes an assignment or any general arrangement for the benefit of creditors, (B) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar Law for the protection of creditors or has such petition filed or proceeding commenced against either of them, or (C) otherwise becomes bankrupt or insolvent (however evidenced);

(iv) by Provider upon written Notice to Customer pursuant to the provisions of Section 15.4(c); and

(v) by Provider upon written Notice to Customer pursuant to the provisions of Section 18.2; and

(b) This Agreement may be terminated if the Terminals System is Uneconomic during any six consecutive Months, by Provider upon written Notice to Customer delivered within 180 Days following the end of such sixth consecutive Month.

(i) As used herein, “Uneconomic” means that the total direct cash costs and direct cash expenses incurred by Provider in the operation of the Terminals System exceeds the total net revenues received by Provider for the operation of the Terminals System, all as determined in accordance with United States generally accepted accounting principles.

(ii) Should Provider reasonably believe that the Terminals System will be Uneconomic for more than three consecutive Months, Provider shall advise Customer of such belief and shall provide Customer with supporting documentation reasonably necessary to confirm such Uneconomic status.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iii) Promptly following Provider advising Customer of such potential Uneconomic status, the Parties shall meet to discuss Provider’s belief and related calculations and any measures that may be taken by the Parties to mitigate and/or reverse the Uneconomic status of the Terminals System.

(iv) Should (A) the Parties fail to reach agreement upon any such appropriate mitigation measures prior to the date upon which Provider would otherwise be entitled to terminate this Agreement pursuant to this Section 10.1(b), (B) the Parties reasonably believe that agreement upon such mitigation measures will nevertheless be possible, and (C) Customer makes Provider whole during any such Uneconomic periods occurring during such negotiation period such that, due to Customer’s payment efforts, the operation of the Terminals System is not Uneconomic to Provider (whether through Customer paying of the operating costs of the Terminals System or otherwise), then for so long as subparts (B) and (C) of this Section 10.1(b)(iv) remain true, Provider shall not be entitled to exercise its termination rights pursuant to this Section 10.1(b).

(v) Upon the implementation of any such mitigating measures hereunder, should (A) the Uneconomic condition cease to exist for three consecutive Months, and (B) the reversion of any such mitigating measures not be reasonably likely to cause such Uneconomic condition to return, then any terms of this Agreement affected by such mitigating measures will revert back to the terms in effect prior to Provider’s declaration of Uneconomic status pursuant to this Section 10.1(b).

Section 10.2 Effect of Termination or Expiration of the Term.

(a) Upon the end of the Term (whether pursuant to a termination pursuant to Section 10.1(a) or otherwise), this Agreement shall forthwith become void and the Parties shall have no liability or obligation under this Agreement, except that (i) the termination of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy therefor which has accrued or attached prior to the date of such termination, and (ii) the provisions of Section 16.2 through Section 16.5 and Article 19 (other than Section 19.3), and such portions of Appendix II as are necessary to give effect to the foregoing, shall, in each case, survive such termination and remain in full force and effect indefinitely.

(b) Upon the termination of this Agreement with respect to the Terminals System pursuant to Section 10.1(b), this Agreement shall forthwith become void and the Parties shall have no liability or obligation under this Agreement, except that (i) the termination of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy therefor which has accrued or attached prior to the date of such termination, and (ii) the provisions of Section 16.2 through Section 16.5 shall survive such termination and remain in full force and effect indefinitely.

Section 10.3 Damages for Early Termination. If a Party terminates this Agreement pursuant to Section 10.1(a)(i), Section 10.1(a)(ii), Section 10.1(a)(iii), or Section 10.1(a)(v), then such terminating Party may pursue any and all remedies at law or in equity for its Claims resulting from such termination, subject to Section 16.4.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 11

TITLE AND CUSTODY; CUSTOMER HYDROCARBONS IN STORAGE

Section 11.1 Title. Nomination (or Tendering without a Nomination) of Hydrocarbons by Customer shall be deemed a warranty of title to such Hydrocarbons by Customer, or a warranty of the right of Customer to deliver such Hydrocarbons for services under this Agreement. By Nominating (or Tendering without Nominating) Hydrocarbons for delivery into the Terminals System at the Receipt Point(s) and/or the Provider Tank Cars, Customer also agrees to indemnify, defend and hold Provider harmless from any and all Losses resulting from any claims by a Non-Party of title or rights to such Hydrocarbons, other than any claims arising out of Provider’s breach of its warranty made in the succeeding sentence of this Section 11.1. By receiving Customer Hydrocarbons at the Receipt Points, Provider (a) warrants to Customer that Provider has the right to accept and redeliver such Customer Hydrocarbons (less any Storage Variations), free and clear of any title disputes, liens or encumbrances arising by, through or under Provider, but not otherwise, and (b) agrees to indemnify, defend and hold Customer harmless from any and all Losses resulting from title disputes, liens or encumbrances arising by, through or under Provider, but not otherwise.

Section 11.2 Custody. From and after the delivery of Customer Hydrocarbons to Provider at the Receipt Point(s), until Provider’s redelivery of such Hydrocarbons to or for Customer’s account at the applicable Delivery Point(s), as between the Parties, Provider shall have custody and control of such Hydrocarbons. In all other circumstances, as between the Parties, Customer shall be deemed to have custody and control of such Hydrocarbons.

Section 11.3 Security Interest on Stored Inventory.

(a) Customer hereby grants Provider a security interest upon all Customer Hydrocarbons while such Hydrocarbons are in Provider’s possession pursuant to this Agreement, including any such Customer Hydrocarbons for which Tank Car Services are being provided hereunder while such Hydrocarbons remain in a Provider Tank Car (such Customer Hydrocarbons, the “Stored Inventory”), with such security interest being granted in order to secure the full, prompt and complete payment of any amounts which may become due and owing by Customer hereunder.

(b) Provider may exercise any and all rights and remedies available in relation to such security interest, in the manner provided below, only in the event that (i) Customer fails to pay when due any amounts owed pursuant to this Agreement within five Business Days after the applicable due date thereof, and (ii) such failure has not been cured within five Business Days following Customer’s receipt of written Notice from Provider of Provider’s intent to exercise its rights regarding such security interest granted in the Stored Inventory (the “Security Interest Exercise Notice”).

(c) Without prejudice to any other remedies that Provider may have at law, in equity and/or pursuant to the terms and provisions hereof, if Customer has not paid in full the outstanding amounts owed within five Business Days following Customer’s receipt of Provider’s

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Security Interest Exercise Notice, Provider may enforce the security interest granted herein by public or private sale of any or all of the Stored Inventory remaining in Provider’s possession at any time or place and on any terms that Provider, in its sole discretion, deems commercially reasonable.

(d) Customer (i) represents and warrants that no prior liens or security interests have been granted in, on or to the Stored Inventory that would be prior to, or otherwise defeat or supersede, the security interest and other rights granted by Customer to Provider under this Section 11.3, and (ii) within 10 Business Days following request by Provider, agrees to execute UCC-1 Financing Statements to be filed in the appropriate offices of Governmental Authorities to evidence and give notice of Provider’s lien and security interest rights under this Section 11.3.

ARTICLE 12

BILLING AND PAYMENT; OPERATIONAL REPORTS

Section 12.1 Invoices. On or before the 10th Day of each Month, Provider will render to Customer an invoice (each, an “Invoice”), for all Fees (including the calculations thereof) owed for System Services provided to Customer for the preceding Month, all Charges attributable to the preceding Month and any other amounts as may be due under this Agreement for the preceding Month, net of any credits or deductions to which Customer is entitled hereunder, including any Shortfall Credit.

Section 12.2 Payments. Unless otherwise agreed by the Parties, payments of amounts included in any Invoice delivered pursuant to this Agreement shall be due and payable, in accordance with each Invoice’s instructions, on or before the later of (a) the 20th Day of the Month in which such Invoice was delivered, and (b) the date that is five Business Days after Customer’s receipt of the applicable Invoice. All payments by Customer under this Agreement shall be made by electronic funds transfer of immediately available funds to the account designated by Provider in the applicable Invoice. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date but excluding the date the delinquent amount is paid in full. All Invoices shall be paid in full, but payment of any disputed amount shall not waive the payor’s right to dispute the Invoice in accordance with this Section 12.2. Customer may, in good faith (i) dispute the correctness of any Invoice or any adjustment to an Invoice rendered under this Agreement or (ii) request an adjustment of any Invoice for any arithmetic or computational error, in each case, within 24 Months following the date on which the applicable Invoice (or adjustment thereto) was received by Customer. Any dispute of an Invoice by Customer or Invoice adjustment requested by Customer shall be made in writing and shall state the basis for such dispute or adjustment. Upon resolution of the dispute, any required payment shall be made within ten Business Days of such resolution, along with interest accrued at the Interest Rate from and including the due date but excluding the date paid.

Section 12.3 Audit. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to the provisions of this Agreement. The scope of such examination will be limited to the previous 24 Months following the end of the Month in which such Notice of audit, statement, charge or computation

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

was presented. No Party shall have the right to conduct more than one audit during any Year. If any such examination reveals any inaccuracy in any statement or charge, the necessary adjustments in such statement or charge and the payments necessitated thereby shall be made within ten Business Days of resolution of the inaccuracy. This Section 12.3 will survive any termination of the Agreement for the later of (a) a period of 24 Months from the end of the Month in which the date of such termination occurred and (b) until a dispute initiated within such 24 Month period is finally resolved, in each case for the purpose of such statement and payment objections.

Section 12.4 Monthly Operational Reports. Provider will deliver to Customer a statement of all receipts and deliveries of Customer Hydrocarbons to and from the Terminals System and the Provider Tank Cars for each Month during the Term, in the aggregate. Each such statement shall be delivered to Customer at the same time the Invoice for the applicable Month is delivered to Customer pursuant to Section 12.1.

ARTICLE 13

REMEDIES

Section 13.1 Suspension of Performance; Release from Dedication.

(a) If Customer fails to pay pursuant to Section 12.2 any Invoice rendered pursuant to Section 12.1 and such failure is not remedied within five Business Days of written Notice of such failure to Customer by Provider, Provider shall have the right to suspend performance under this Agreement until such amount, including interest at the Interest Rate, is paid in full.

(b) In the event a Party fails to perform or comply with any material warranty, covenant or obligation contained in this Agreement (other than as provided in Section 13.1(a)), and such failure has not been remedied within 30 Days after receipt of written Notice from the other Party of such failure, then the non-defaulting Party shall have the right to suspend its performance under this Agreement. If Customer elects to suspend performance as the result of Provider’s uncured material default, then the Dedicated Crude Oil affected by such default shall be deemed to be temporarily released from the terms of this Agreement during the period of such suspension of performance.

Section 13.2 No Election. In the event of a default by a Party under this Agreement, the other Party shall be entitled in its sole discretion to pursue one or more of the remedies set forth in this Agreement, or such other remedy as may be available to it under this Agreement, at Law or in equity, subject, however, to the limitations set forth in Article 16. No election of remedies shall be required or implied as the result of a Party’s decision to avail itself of a remedy under this Agreement.

ARTICLE 14

FORCE MAJEURE

Section 14.1 Events of Force Majeure. An event of “Force Majeure” means, an event that (a) is not within the reasonable control of the Party claiming suspension (the “Claiming Party”), (b) that prevents the Claiming Party’s performance or fulfillment of any obligation of the Claiming Party under this Agreement (other than the payment of money), and (c) that by the

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

exercise of due diligence the Claiming Party is unable to avoid or overcome in a reasonable manner. An event of Force Majeure includes, but is not restricted to: (i) acts of God; (ii) wars (declared or undeclared); (iii) insurrections, hostilities, riots, industrial disturbances, blockades or civil disturbances; (iv) epidemics, landslides, lightning, earthquakes, washouts, floods, fires, storms or storm warnings; (v) acts of a public enemy, acts of terror, or sabotage; (vi) explosions, breakage or accidents to machinery or lines of pipe; (vii) hydrate obstruction or blockages of any kind of lines of pipe; (viii) freezing of wells or delivery facilities, partial or entire failure of wells, and other events beyond the reasonable control of Customer that affect the timing of production or production levels; (ix) mining accidents, subsidence, cave-ins and fires; and (x) action or restraint by any Governmental Authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint). Notwithstanding anything herein to the contrary, an event of Force Majeure specifically excludes the following occurrences or events: (A) the loss, interruption, or curtailment of interruptible transportation on any Downstream Facility necessary to take delivery of Customer Hydrocarbons at any Delivery Point, unless and only to the extent the same event also curtails firm transportation at the same Delivery Point; (B) increases or decreases in Customer Hydrocarbon supply (other than any such increase or decrease caused by the actions described in subpart (x) above), allocation or reallocation of Customer Hydrocarbon production by the applicable well operators; (C) loss of markets; (D) loss of supply of equipment or materials; (E) failure of specific, individual wells or appurtenant facilities in the absence of an event of Force Majeure broadly affecting other wells in the same geographic area; and (F) price changes due to market conditions with respect to the purchase or sale of Hydrocarbons utilizing the System Services hereunder or the economics associated with the delivery, connection, receipt, gathering, compression, dehydration, treatment, processing or redelivery of such Hydrocarbons.

Section 14.2 Actions. If either Provider or Customer is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations under this Agreement and such Party gives Notice and reasonably full details of the event to the other Party as soon as practicable after the occurrence of the event, then, during the pendency of such Force Majeure, but only during that period, the obligations of the Party affected by the event shall be canceled or suspended, as applicable, to the extent required; provided, however, that notwithstanding anything in the foregoing to the contrary, neither Party shall be relieved from any indemnification obligation or any obligation to make any payments hereunder as the result of Force Majeure, regardless which Party is affected. The Party affected by Force Majeure shall use commercially reasonable efforts to remedy the Force Majeure condition with all reasonable dispatch, shall give Notice to the other Party of the termination of the Force Majeure, and shall resume performance of any suspended obligation promptly after termination of such Force Majeure. If the Party affected by such Force Majeure is Customer and such Force Majeure is an event affecting a Delivery Point (but not all Delivery Points), such commercially reasonable efforts shall require, to the extent of capacity available to Customer at the applicable Downstream Facilities, Customer to Nominate Customer Hydrocarbons for redelivery at those Delivery Points not affected by such Force Majeure. For the avoidance of doubt, if and to the extent Provider is delayed in completing any Committed Build-Outs by a Force Majeure event, then the Target Completion Date applicable thereto shall be extended for a period of time equal to that during which such obligations of Provider were delayed by such events.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 14.3 Strikes, Etc. The settlement of strikes or lockouts shall be entirely within the discretion of the Claiming Party, and any obligation hereunder to remedy a Force Majeure event shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Person(s) when such course is inadvisable in the sole discretion of the Claiming Party.

ARTICLE 15

REPRESENTATIONS AND COVENANTS

Section 15.1 Party Representations.

(a) Each Party represents and warrants to the other Party as follows: (i) there are no suits, proceedings, judgments, or orders by or before any Governmental Authority that materially adversely affect (A) its ability to perform its obligations under this Agreement or (B) the rights of the other Parties hereunder, (ii) it is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations hereunder, (iii) the making and performance by it of this Agreement is within its powers, and have been duly authorized by all necessary action on its part, (iv) this Agreement constitutes a legal, valid, and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending, and (v) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it.

(b) Customer represents and warrants to Provider that, during the Term, Customer has the sole and exclusive right to purchase all Crude Oil owned or Controlled by Producer and produced from those oil and gas properties located in the Dedicated Area that are operated by Producer, or that are not operated by Producer but from which Producer has elected to take its applicable production in-kind (such right, collectively, the “Exclusive Producer Purchase Right”).

(c) Provider represents and warrants to Customer that all Provider Tank Cars that will be utilized to provide the Tank Car Services hereunder comply with the Applicable Requirements and all Terminal Rules.

Section 15.2 Joint Representations . Customer and Provider jointly acknowledge and agree that (a) the movement of Customer Hydrocarbons on the Terminals System and/or the Provider Tank Cars under this Agreement constitutes (and is intended to constitute for purposes of all applicable Laws) a movement of Customer Hydrocarbons that is not subject to the jurisdiction of the Federal Energy Regulatory Commission, (b) the Fees have been freely negotiated and agreed upon as a result of good faith negotiations and are not discriminatory or preferential, but are just, fair, and reasonable in light of the Parties’ respective covenants and undertakings herein during the term of this Agreement, and (c) neither Customer nor Provider had an unfair advantage over the other during the negotiation of this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 15.3 Applicable Laws. This Agreement is subject to all valid present and future Laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the System Services performed under this Agreement or the Terminals System, the Provider Tank Cars or the other facilities utilized under this Agreement.

Section 15.4 Government Authority Modification. It is the intent of the Parties that the rates and terms and conditions established by any Governmental Authority having jurisdiction shall not alter the rates or terms and conditions set forth in this Agreement. If any Governmental Authority having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, then (in addition to any other remedy available to the Parties at Law or in equity):

(a) the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and/or a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth in this Agreement;

(b) the Parties agree to vigorously defend and support in good faith the enforceability of the rates and terms and conditions of this Agreement; and

(c) in the event that the Parties are not successful in accomplishing the objectives set forth in (a) and (b) above such that, following the failure to accomplish such objectives, Provider is not in substantially the same economic position as it was prior to any such regulation, then Provider may terminate this Agreement upon the delivery of written Notice of termination to Customer.

Section 15.5 Taxes. Customer shall pay or cause to be paid, and agree to indemnify and hold harmless Provider and its Affiliates from and against the payment of, all excise, gross production, severance, sales, occupation, and all other taxes, charges, or impositions of every kind and character required by statute or by any Governmental Authority with respect to Customer Hydrocarbons and the handling thereof prior to receipt thereof by Provider at the Receipt Points. Subject to Section 15.4, Provider shall pay or cause to be paid all taxes and assessments, if any, imposed upon Provider for the activity of handling and terminalling of Customer Hydrocarbons after receipt at the Receipt Points and prior to redelivery thereof by Provider at the Delivery Points.

Section 15.6 Exclusive Producer Purchase Right. Customer covenants and agrees that, during the Term, it shall not, without the prior written consent of Provider (such consent to be given or withheld in Provider’s sole discretion), materially alter, modify or amend the Exclusive Producer Purchase Right, including any contract or other arrangement forming a part of such right (and shall not commit or agree to do so), in any manner that would adversely affect the volumes of Crude Oil produced from Producer’s oil and gas properties located in the Dedicated Area to which Customer is entitled pursuant to the Exclusive Producer Purchase Right, or (b) Hydrocarbons delivered to Provider by Customer hereunder.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 16

INDEMNIFICATION AND INSURANCE

Section 16.1 Custody and Control Indemnity. EXCEPT FOR LOSSES COVERED BY THE INDEMNITIES IN SECTION 11.1, THE PARTY HAVING CUSTODY AND CONTROL OF HYDROCARBONS UNDER THE TERMS OF SECTION 11.2 SHALL BE RESPONSIBLE FOR AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AND SUCH OTHER PARTY’S GROUP FROM AND AGAINST EACH OF THE FOLLOWING: (A) ANY LOSSES ASSOCIATED WITH ANY PHYSICAL LOSS OF SUCH HYDROCARBONS (OTHER THAN STORAGE VARIATIONS), INCLUDING THE VALUE OF SUCH LOST HYDROCARBONS, AND (B) ANY DAMAGES RESULTING FROM THE RELEASE OF ANY SUCH HYDROCARBONS; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PERSON OR A MEMBER OF SUCH INDEMNIFIED PERSON’S GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS Section 16.1 WITH RESPECT TO ITS OWN NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 16.2 Customer Indemnification. SUBJECT TO Section 16.1, CUSTOMER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS PROVIDER, AND PROVIDER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “Provider Group”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT FROM ANY OF THE FOLLOWING: (A) THE OWNERSHIP, CONTROL, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF CUSTOMER’S FACILITIES AND/OR ANY TRUCKS OR NON-PARTY TRAINS UTILIZED BY CUSTOMER FOR DELIVERING CUSTOMER HYDROCARBONS TO A RECEIPT POINT OR TAKING CUSTOMER HYDROCARBONS FROM A DELIVERY POINT; PROVIDED, HOWEVER, THAT NO MEMBER OF THE PROVIDER GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS SECTION 16.2 WITH RESPECT TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE PROVIDER GROUP, (B) ANY CUSTOMER HYDROCARBONS DELIVERED INTO THE TERMINALS SYSTEM AND/OR THE PROVIDER TANK CARS THAT DO NOT MEET THE APPLICABLE QUALITY SPECIFICATIONS SET FORTH IN SECTION 1.1(A) OF THE OPERATING TERMS (AS REVISED IN ACCORDANCE WITH SECTION 1.1(B) OF THE OPERATING TERMS), AND (C) THE PAYMENT OR CALCULATION OF ANY PROCEEDS, ROYALTIES OR OTHER BURDENS ON PRODUCTION DUE BY ANY PRODUCER TO APPLICABLE LESSORS, LANDOWNERS, ROYALTY HOLDERS OR OTHER INTEREST HOLDERS (INCLUDING CO-OWNERS OF WORKING INTERESTS), AS APPLICABLE, WITH RESPECT TO ANY HYDROCARBONS DELIVERED INTO THE TERMINALS SYSTEM AND/OR PROVIDER TANK CARS BY OR ON BEHALF OF CUSTOMER.

Section 16.3 Provider Indemnification. SUBJECT TO Section 16.1 AND Section 16.5, PROVIDER AGREES TO AND SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS CUSTOMER, AND CUSTOMER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARENT, AFFILIATES AND SUBSIDIARIES, (ALL OF THE FOREGOING, THE “Customer Group”) FROM AND AGAINST ALL LOSSES WHICH IN ANY WAY RESULT

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

FROM THE OWNERSHIP, DESIGN, CONSTRUCTION, MAINTENANCE OR OPERATION OF THE TERMINALS SYSTEM AND/OR THE PROVIDER TANK CARS; PROVIDED, HOWEVER, THAT NO MEMBER OF THE CUSTOMER GROUP SHALL BE ENTITLED TO INDEMNIFICATION PURSUANT TO THIS SECTION 16.3 WITH RESPECT TO (A) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE CUSTOMER GROUP, OR (B) ANY CUSTOMER HYDROCARBONS DELIVERED INTO THE TERMINALS SYSTEM AND/OR PROVIDER TANK CARS THAT DO NOT MEET THE APPLICABLE QUALITY SPECIFICATIONS SET FORTH IN SECTION 1.1(A) OF THE OPERATING TERMS (AS REVISED IN ACCORDANCE WITH SECTION 1.1(B) OF THE OPERATING TERMS).

Section 16.4 Actual Direct Damages. A PARTY’S (OR A MEMBER OF SUCH PARTY’S GROUP’S) DAMAGES RESULTING FROM A BREACH OR VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR CONDITION CONTAINED IN THIS AGREEMENT OR ANY ACT OR OMISSION ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO ACTUAL DIRECT DAMAGES AND SHALL NOT INCLUDE ANY OTHER LOSS OR DAMAGE, INCLUDING INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, PRODUCTION, OR REVENUES, AND EACH PARTY EXPRESSLY RELEASES THE OTHER PARTY AND THE MEMBERS OF SUCH OTHER PARTY’S GROUP FROM ALL SUCH CLAIMS FOR LOSS OR DAMAGE OTHER THAN ACTUAL DIRECT DAMAGES; PROVIDED, THAT LIMITATION TO DIRECT DAMAGES ONLY SHALL NOT APPLY TO ANY DAMAGE, CLAIM OR LOSS ASSERTED BY OR AWARDED TO THIRD PARTIES AGAINST A PARTY AND FOR WHICH THE OTHER PARTY WOULD OTHERWISE BE RESPONSIBLE UNDER THIS AGREEMENT.

Section 16.5 Penalties. EXCEPT FOR INSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY PROVIDER, CUSTOMER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD PROVIDER AND THE PROVIDER GROUP HARMLESS FROM ANY LOSSES, INCLUDING ANY SCHEDULING PENALTIES OR MONTHLY BALANCING PROVISIONS, IMPOSED BY A DOWNSTREAM FACILITY IN ANY TRANSPORTATION CONTRACTS OR SERVICE AGREEMENTS ASSOCIATED WITH, OR RELATED TO, CUSTOMER HYDROCARBONS, INCLUDING ANY PENALTIES IMPOSED PURSUANT TO A DOWNSTREAM FACILITY’S TARIFF (IF APPLICABLE), OR WHICH MAY BE CAUSED BY OFO’S, OTHER PIPELINE ALLOCATION METHODS, UNSCHEDULED PRODUCTION, OR BY UNAUTHORIZED PRODUCTION.

Section 16.6 Insurance. The Parties shall carry and maintain no less than the insurance coverage set forth in Exhibit J.

ARTICLE 17

ASSIGNMENT

Section 17.1 Assignment of Rights and Obligations under this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(a) Customer shall be entitled to assign its rights and obligations under this Agreement (in whole or in part) to another Person; provided that (i) such transferee has also been assigned the Exclusive Producer Purchase Right (including any contract or other arrangement forming a part of such right), (ii) the transferee specifically assumes all of Customer’s rights and obligations hereunder, and (iii) the transferee has, in Provider’s good faith and reasonable judgment, the financial and operational capability to perform and fulfill Customer’s obligations hereunder. Provider shall be entitled to assign its rights and obligations under this Agreement (in whole or in part) to another Person; provided that (A) such Person has acquired all or a portion of the Terminals System and/or Provider Tank Cars and (B) the portion of the rights and obligations of Provider under this Agreement to be transferred to such Person corresponds to the interest in the Terminals System and/or Provider Tank Cars so transferred to such Person.

(b) This Agreement shall be binding upon and inure to the benefit of the respective permitted successors and assigns of the Parties. Any attempted assignment made without compliance with the provisions set forth in this Section 17.1 shall be null and void ab initio.

(c) Any release of any of Dedicated Crude Oil from dedication under this Agreement pursuant to Section 4.3 shall not constitute an assignment or transfer of such Dedicated Crude Oil for the purposes of this Article 17.

Section 17.2 Pre-Approved Assignment. Each Party shall have the right, without the prior consent of the other Party, to (a) mortgage, pledge, encumber or otherwise impress a lien or security interest upon its rights and interest in and to this Agreement and (b) make a transfer pursuant to any security interest arrangement described in (a) above, including any judicial or non-judicial foreclosure and any assignment from the holder of such security interest to another Person.

ARTICLE 18

CUSTOMER GUARANTEE; ADEQUATE ASSURANCES

Section 18.1 Customer Guarantee. Concurrently with the execution of this Agreement, Customer shall deliver to Provider a guarantee from Hess Corporation, the direct or indirect owner of 100% of the issued and outstanding shares of Customer (“Customer Parent”), in substantially the form attached hereto as Exhibit K (the “Customer Guarantee”), which Customer Guarantee shall provide a guarantee of all of Customer’s obligations under this Agreement.

Section 18.2 Adequate Assurances. If (a) Customer fails to pay any Invoice according to the provisions hereof and such failure continues for a period of five Business Days after written Notice of such failure is provided to Customer or (b) Provider has reasonable grounds for insecurity regarding the performance by Customer of any obligation under this Agreement, then Provider, by delivery of written Notice to Customer, may, singularly or in combination with any other rights it may have, demand Adequate Assurance by Customer. As used herein, “Adequate Assurance” means, at the option of Customer, (i) the advance payment in cash by Customer to Provider for System Services to be provided under this Agreement in the following Month or (ii) delivery to Provider by Customer of an Adequate Letter of Credit in an amount equal to not less than the aggregate amounts owed from Customer to Provider hereunder for the prior two

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Month period. If (A) Customer fails to provide Adequate Assurance to Provider within 48 hours of Provider’s request therefor pursuant to this Section 18.2 or (B) Customer or Customer Parent suffers any of the actions described in Section 10.1(a)(iii), then, in either case, Provider shall have the right to, at its sole option, terminate this Agreement upon written Notice to Customer or suspend or reduce all services under this Agreement without prior Notice to Customer, in each case, without limiting any other rights or remedies available to Provider under this Agreement or otherwise. If Provider exercises the right to terminate this Agreement or suspend or reduce any System Services under this Section 18.2, then Customer shall not be entitled to take, or cause to be taken, any action hereunder or otherwise against Provider for such termination, suspension or reduction. Failure of Provider to exercise its right to terminate this Agreement or suspend or reduce any System Service as provided in this Section 18.2 shall not constitute a waiver by Provider of any rights or remedies Provider may have under this Agreement, applicable Law, or otherwise.

ARTICLE 19

MISCELLANEOUS

Section 19.1 Relationship of the Parties. The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, and this Agreement shall not be deemed or construed to create, a partnership, joint venture or association or a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

Section 19.2 Notices; Voice Recording. All notices and communications required or permitted to be given under this Agreement shall be considered a “Notice” and be sufficient in all applicable respects if (a) given in writing and delivered personally, (b) sent by bonded overnight courier, (c) mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, (d) transmitted by facsimile (provided that any such fax is confirmed by written confirmation), or (e) by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed by written confirmation), in each case, addressed to the appropriate Person at the address for such Person shown in Exhibit L. Any Notice given in accordance herewith shall be deemed to have been given when (i) delivered to the addressee in person or by courier, (ii) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day (in each case, provided that any such electronic communication is confirmed in writing), or (iii) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Person may change their contact information for notice by giving Notice to the other Parties in the manner provided in this Section 19.2. Either Party may, from time-to-time, agree and request that certain Notices or statements, such as operational, scheduling, Nominations, or Invoices, be sent by alternative means, such as e-mail, facsimile or otherwise. The Parties hereby agree that, to the extent permitted by Law, each Party may electronically record telephone conversations between the Parties in connection with oral notices, nominations, scheduling, or other operational communications between the Parties for purposes of confirming and documenting such communications, with or without the use of a prior warning tone or Notice.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 19.3 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

Section 19.4 Waivers; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or their respective officers, employees, agents, or representatives, and no failure by a Party to exercise any of its rights under this Agreement, shall, in either case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

Section 19.5 Confidentiality. For the term of this Agreement and for one year after the termination of this Agreement, the Parties shall keep confidential the terms of this Agreement, including, but not limited to, the Fees paid hereunder, the volumes delivered (and redelivered) hereunder, all other material terms of this Agreement and any non-public information and materials delivered pursuant to this Agreement (collectively, “Confidential Information”), except as follows:

(a) to the extent disclosures of Confidential Information may be reasonably required to effectuate the performance of this Agreement by either Party or the construction, operation or maintenance of the Terminals System;

(b) to meet the requirements of any applicable Law or of a Governmental Authority with jurisdiction over the matter for which information is sought, and in that event, the disclosing Party shall provide prompt written Notice to the other Party, if legally permitted to do so, of the requirement to disclose the Confidential Information and shall take or assist the other Party in taking all reasonable legal steps available to suppress the disclosure or extent of disclosure of the information;

(c) in a sales process involving all or a portion of the Terminals System; provided that the Parties take all reasonable steps to ensure that the confidentiality of Confidential Information is maintained as a result of such sales process; and

(d) to those employees, consultants, agents, advisors and equity holders of each Party who need to know such Confidential Information for purposes of, or in connection with, the performance of such Party’s obligations under this Agreement; provided that the Party disclosing the Confidential Information to those Persons shall be liable to the other Party for any damages suffered due to a failure by any of such Persons to maintain the confidentiality of the Confidential Information on the basis set forth in this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Section 19.6 Entire Agreement; Conflicts. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES OR THEIR PREDECESSORS PERTAINING TO THE SUBJECT MATTER HEREOF, THE TERMINALS SYSTEM OR THE PROVIDER TANK CARS. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE EXHIBITS HERETO, AND NO PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH.

Section 19.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

Section 19.8 Governing Law; Disputes. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE UNITED STATES FEDERAL DISTRICT COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN THE UNITED STATES FEDERAL DISTRICT COURTS HAVING SITES IN HARRIS COUNTY, TEXAS (AND ALL APPELLATE COURTS HAVING JURISDICTION THERE OVER). EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 19.9 Parties in Interest. Nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

Section 19.10 Preparation of Agreement. Both Parties and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

Section 19.11 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 19.12 Operating Terms; Service Interface Rules. The Operating Terms and Service Interface Rules are incorporated into this Agreement for all purposes.

Section 19.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

[signature page follows]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Execution Date, to be effective as of the Effective Time.

CUSTOMER:		PROVIDER:

HESS TRADING CORPORATION		HESS NORTH DAKOTA EXPORT LOGISTICS LLC

By:	/s/ Steven A. Villas	By:	/s/ Michael R. Lutz
Name:	Steven A. Villas	Name:	Michael R. Lutz
Title:	President	Title:	Vice President

Signature Page to

Terminal and Export Services Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX I

OPERATING TERMS AND CONDITIONS

1.1 Quality Specifications.

(a) Quality Specifications.

(i) Customer Crude Oil. All Customer Crude Oil Tendered at the Receipt Points shall be of merchantable quality and conform to the following specifications:

(A) Assay. Upon initial delivery, a laboratory analysis of Customer Crude Oil that complies with regulations and industry recommended practice shall be submitted to Provider by Customer and shall include API gravity, Reid Vapor Pressure, pour point, sediment and water content, sulfur content, hydrogen sulfide, and other characteristics as may be required by Provider. After initial delivery, Provider reserves the right to require an assay to accommodate changes in regulations or changes in any characteristics of Customer Crude Oil.

(B) Sulfur & Gravity. All Customer Crude Oil delivered hereunder shall have gravity and sulfur no greater than the following:

	Sulfur	Gravity
	(percentage by weight)	(API)
North Dakota Sweet	<0.5%	30 – 47
North Dakota Sour	<2.0%	30 – 47
Bakken	<0.2%	30 – 47

(C) Basic Sediment, Water and Other Impurities. All Customer Crude Oil delivered hereunder shall not have a content consisting of more than one half of one percent (0.5%) of basic sediment, water or other impurities.

(D) Vapor Pressure. No Customer Crude Oil delivered hereunder shall have a Reid Vapor Pressure of more than 12 pounds per square inch and a true vapor pressure, measured by ASTM D-6377 at 100 degrees Fahrenheit and V/L= 4, of more than 13 pounds per square inch.

(E) Refined. Except for stabilization, no Customer Crude Oil delivered hereunder shall have been partially refined or altered in any way so as to negatively affect its value.

(F) Hydrogen Sulfide. All Customer Crude Oil delivered hereunder shall not have a hydrogen sulfide greater than ** parts per million in the vapor phase.

(G) Contamination. All Customer Crude Oil delivered hereunder shall not have been contaminated by the presence of any chemicals, including chlorinated or oxygenated hydrocarbons; provided, however, that this Section 1.1(a)(i)(G) of the Operating Terms shall not prohibit Customer’s use of any corrosion inhibitors, demulsifiers, or drag reducers with respect to Customer Crude Oil, in each case, that has been previously approved by Provider.

Appendix I - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(H) Deduction. In the event Provider accepts any Customer Crude Oil delivered hereunder having an API of 47 degrees or greater, deductions will be made to cover the shrinkage and incremental evaporation resulting from the mixture thereof. Such deduction shall be determined in accordance with the following table:

API Gravity, Degrees	Deduction for Incremental Evaporation & Shrinkage
47 through 49.9	0.4%
50 through 54.9	0.5%
55 through 64.9	1.0%
65 through 74.9	1.5%
75 and above	2.0%

(I) Crude Oil Temperature. No Customer Crude Oil delivered hereunder will be accepted for transportation that has a temperature greater than 120 degrees Fahrenheit at the Point of Measurement.

(J) Pour Point. All Customer Crude Oil delivered hereunder shall have a pour point no greater than 20 degrees Fahrenheit.

(ii) Customer NGLs. All Customer NGLs Tendered at the Receipt Points shall be of merchantable quality and shall conform to the applicable then-current specifications for each such NGL of the Gas Processors Association, Standard 2140 (or the equivalent ASTM International, ASTM Method D-1835).

(b) Downstream Facilities. Notwithstanding the quality specifications above, if a Downstream Facility notifies Provider or Customer of different or additional quality specifications required at any Delivery Point that are more stringent than the specifications shown above, such Party will promptly notify Customer of any such different or additional specifications as soon as practicable after being notified of such specifications.

(i) Following the Parties’ receipt of a notice from a Downstream Facility as described in Section 1.1(b) of the Operating Terms above, the Parties shall promptly meet to discuss such different or additional quality specifications and agree upon the Parties’ collective response to such Downstream Facility. Each Party agrees to use its commercially reasonable efforts to meet and agree upon such response within any applicable time limitation imposed by such Downstream Facility, any binding contractual commitment of either Party, or any Governmental Authority (including any applicable Law).

(ii) In the event that Provider would be required to install any processing or treatment facilities in order to meet any such different or additional Downstream Facility quality specifications, the Parties shall meet to determine (A) what additional facilities would be needed, (B) whether or not the Parties agree that such additional facilities should be installed, and (C) what amendments to the then-current Terminals System Plan and System Budget would be needed to incorporate the installation of such additional facilities.

Appendix I - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iii) In the event that the Parties do not mutually agree (A) that such additional facilities should either be installed or not installed, or (B) on the amendments to the then-current Terminals System Plan that would be needed to incorporate the installation of such additional facilities, then, in each case, the provisions of Section 5.3(e) shall be applied by the Parties with respect to such dispute.

(iv) In the event that the Parties mutually agree (or it is determined pursuant to Section 5.3(e)) (A) that such additional facilities should be installed, and (B) upon the amendments to the then-current Terminals System Plan that would be needed to incorporate the installation of such additional facilities, then Provider shall be provided such period of time as would be reasonably needed to install and place into service such additional facilities.

(v) Following the date upon which any such additional facilities are installed and placed into service, such different or additional Downstream Facility quality specifications will be considered as the quality specifications with respect to the applicable Delivery Points under this Agreement for as long as required by such Downstream Facility.

(c) Nonconforming Hydrocarbons. Should, at any time during the Term, either Party become aware that any Hydrocarbons Tendered by Customer into the Terminals System and/or the Provider Tank Cars does not meet any of the applicable quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the Receipt Points, such Party shall immediately notify the other Party of such failure and nonconforming Customer Hydrocarbons, and, if known, the extent of the deviation from such specifications. Upon any such notification, Customer shall determine the expected duration of such failure and notify Provider of the efforts Customer is undertaking to remedy such deficiency.

(d) Failure to Meet Specifications. If any Customer Hydrocarbons delivered into the Terminals System and/or the Provider Tank Cars fail to meet any of the applicable quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the Receipt Points, Provider shall have the right to cease accepting such Hydrocarbons into the Terminals System and/or the Provider Tank Cars or reject such Hydrocarbons from entering the Terminals System and/or the Provider Tank Cars, as applicable.

(e) Acceptance of Nonconforming Hydrocarbons. Without limiting the rights and obligations of Provider pursuant to clause (d) immediately above, Provider may elect to accept receipt at any Receipt Point of Customer Hydrocarbons that fail to meet any of the quality specifications stated above. Such acceptance by Provider shall not be deemed a waiver of Provider’s right to refuse to accept non-specification Customer Hydrocarbons at a subsequent time.

(f) Liability for Nonconforming Hydrocarbons. With respect to any Customer Hydrocarbons that fail to meet the applicable quality specifications under this Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the

Appendix I - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Operating Terms) when Tendered at the Receipt Points, Customer shall be responsible for (i) any fees charged by any Downstream Facility; (ii) any costs incurred by Provider and agreed to by Customer in order to avoid such fees for such Hydrocarbons; and (iii) any costs, expenses or damages incurred by Provider (including with respect to any damages incurred to the Terminals System and/or the Provider Tank Cars). Additionally, Customer shall always be responsible for fees charged by a Downstream Facility due to non-specification Customer Hydrocarbons and will indemnify the Provider Group from claims by a Downstream Facility arising from non-specification Customer Hydrocarbons.

(g) Liability for Nonconforming Commingled Hydrocarbons. With respect to any Customer Hydrocarbons that (i) fail to meet the quality specifications of any Downstream Facility under Section 1.1(b) of the Operating Terms, but (ii) meets the applicable quality specifications set forth in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms) when Tendered at the applicable Receipt Point, Customer shall not be responsible for (A) any fees charged by any Downstream Facility as a result thereof; or (B) any other costs, expenses or damages incurred by Provider (including with respect to any damages incurred to the Terminals System) with respect to such commingled Hydrocarbons.

1.2 Nomination; Scheduling and Dispatch Procedure. “Nominations” or “Nominate” means a request submitted by Customer to Provider for the prospective terminalling, storage or delivery, as applicable, of specific volumes of Customer Hydrocarbons on Receipt Point-by-Receipt Point and Delivery Point-by-Delivery Point bases. The Nomination procedure is as follows:

(a) Nomination Requirements. Each Nomination shall (i) be prepared by Customer and submitted to Provider as soon as possible in a mutually agreed form and (ii) contain customary information regarding the applicable receipt and/or delivery of Customer Hydrocarbons to or from the Terminals System and/or the Provider Tank Cars, including, at a minimum, the following: (A) the method of receipt or shipment (including trucking service provider details if received or shipped by truck and rail service provider details if received or shipped by rail), (B) the anticipated timing of arrival or departure, as applicable, of each shipment and any applicable Arrival Time, and (C) the volume and type of Customer Hydrocarbons with respect to such shipment. Customer shall promptly notify Provider of any change(s) to any such information with respect to a Nomination. Notwithstanding anything to the contrary herein (1) the Nominations made by Customer shall, with respect to each Receipt Point and Delivery Point subject to such Nomination, be made at Daily rates that are reasonably even and constant, and (2) Customer may not make any Nomination in excess of the applicable capacity constraints for any (x) Receipt Point or Delivery Point, or (y) Provider Tank Cars then available (if such Nomination provides for the utilization of the Tank Car Services).

(b) Preliminary Nominations; Nomination Timing; Further Information.

(i) Customer shall use reasonable efforts to notify Provider as far in advance as possible (but no less than 60 Days in advance) as to the amount of anticipated upcoming Nominations.

(ii) Nominations shall be submitted by Customer by facsimile or electronic mail to Provider between the hours of 7:30 am to 4:30 pm (CCT) and only on Business Days or at such other time(s) as the Parties may mutually agree.

Appendix I - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iii) Nominations shall be submitted no later than the 20th Day of the Month immediately prior to the Month in which Customer desires the applicable receipt or shipment to occur.

(iv) Following receipt of a Nomination, Provider will promptly notify Customer whether it requires further details in relation to the Nomination, in which case Customer shall promptly provide those details.

(c) Provider Compliance with Nominations. Notwithstanding anything in this Agreement to the contrary, Provider is not obligated to receive or deliver any Customer Hydrocarbons in accordance with a Nomination if (i) the information and certifications required by this Agreement have not been provided by Customer (including the information required by Section 1.2(a) of the Operating Terms), (ii) such Customer Hydrocarbons do not meet the applicable quality specifications in Section 1.1(a) of the Operating Terms (as revised in accordance with Section 1.1(b) of the Operating Terms), (iii) such Customer Hydrocarbons are Non-Party Rail Hydrocarbons and (A) the schedule for the rail transportation of such Non-Party Rail Hydrocarbons has not been agreed by the Parties, (B) adequate rail transportation arrangements have not been made with respect to such Non-Party Rail Hydrocarbons, or (C) rail transportation for such Non-Party Rail Hydrocarbons is canceled or postponed, (iv) such Customer Hydrocarbons are Non-Party Truck Hydrocarbons and (A) the schedule for the truck transportation of such Non-Party Truck Hydrocarbons has not been agreed by the Parties, (B) adequate truck transportation arrangements have not been made with respect to such Non-Party Truck Hydrocarbons, or (C) truck transportation for such Non-Party Truck Hydrocarbons is canceled or postponed, or (v) any of the information provided by Customer with respect to such Nomination materially changes, including the Arrival Time.

(d) Coordination with Receiving Transporters. The Parties recognize that Provider must coordinate its actions with those of the Downstream Facilities. Accordingly, upon 30 Days written Notice to Customer, Provider may modify provisions of the Operating Terms to implement standards promulgated by the Federal Energy Regulatory Commission and adopted by any Downstream Facility as it relates to the Terminals System or the Provider Tank Cars or to otherwise coordinate the provisions of the Operating Terms with the operating conditions, rules, or tariffs of the Downstream Facilities, and Customer agrees to execute such amendment(s) to the Operating Terms proposed by Provider in good faith that reflect such modifications.

(e) Scheduling and Dispatch. Attached hereto as Appendix III are the Service Interface Rules that govern the scheduling and dispatch of Trucks and Trains at the Terminals. In addition to the provisions of this Section 1.2 of the Operating Terms, the scheduling of Crude Oil Loading Services and/or NGL Services at the Loading Points and dispatch of Provider Tank Cars utilizing the Tank Car Services and other shall be governed by such attached Service Interface Rules.

(f) Crude Oil Testing and Proper Classification. Customer shall ensure that, prior to Nominating quantities of Customer Crude Oil for redelivery at the Rail Loading Points, such Customer Crude Oil is properly tested and classified in accordance with the requirements of 49 CFR 171.8 and thereby assigned a proper Packing Group.

Appendix I - Page 5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(g) Customer Compliance. Customer covenants and agrees that it shall, in relation to each requested receipt or delivery of Customer Hydrocarbons (i) act in accordance and in a manner consistent with the applicable Nomination, and (ii) observe and comply with (A) the terms and conditions of this Agreement, including these Operating Terms and the Service Interface Rules, (B) Applicable Requirements, and (C) the Terminal Rules.

1.3 Measurement Devices.

(a) All Crude Oil and NGLs Tendered hereunder at Receipt Points and Delivery Points shall be measured by a suitable Measurement Device to be furnished and installed (or caused to be furnished and installed) by Provider, and subsequently kept in repair (or caused to be kept in repair) by Provider, and located at or near such Receipt Points and Delivery Points. Such Measurement Devices shall be installed, and operated in accordance with the American Petroleum Institute Manual of Petroleum Measurement Standards (the “MPMS”) Chapter 5.2 Measurement of Liquid Hydrocarbons by Displacement Meters October 2005, Reaffirmed September 2010, and/or Chapter 5.6 Measurement of liquid Hydrocarbons by Coriolis Meters October 2002, Reaffirmed March 2008, and/or Chapter 5.3 Measurement of Liquid Hydrocarbons by Turbine Meters September 2005 (including Addendum 1 dated 2009) and all amendments and supplements thereto prior to the date of such installation.

(b) For Crude Oil in determining the amount of sediment, water, or other impurities and the API Gravity for each Unit Train, the Terminals System shall utilize a proportion to flow composite sampler. For NGLs in determining the component analysis when required, the Terminals System shall utilize a proportion to flow composite sampler. The sampling device shall be installed, and operated in accordance with the MPMS Chapter 8.2 Standard Practice of Automatic Sampling of Liquid Petroleum and Petroleum products Second Edition, October 1995, Reaffirmed, March 2010. All samples shall be mixed and handled in accordance with the MPMS Chapter 8.3 Standard Practice for Mixing and Handling of Liquid Samples of Petroleum and Petroleum Products First Edition, October 1995, Reaffirmed March 2010.

1.4 Measurement Procedures.

(a) Provider shall prove Receipt Point and Delivery Point meter(s) in accordance with the MPMS Chapter 4.2 Displacement Provers Third Edition September 2003, Reaffirmed , March 2011 and or MPMS Chapter 4.5 Master Meter Provers November 2011.

(b) The meter(s) proving frequency shall be as follows:

(i) Meters at the Rail Loading Points shall be proved Quarterly.

(ii) Meters at the Truck Unloading Points shall be proved Monthly.

(c) Provider shall not be required to prove such equipment more frequently than specified in this Section 1.4 of the Operating Terms, unless a special test is requested by Customer.

Appendix I - Page 6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(d) In the event Customer desires a special test of any measuring equipment, at least 72 hours advance notice shall be given to Provider and thereafter both Parties shall cooperate to secure a prompt test of the accuracy of such equipment. If the measuring equipment tested is found to be within the 0.25% range of accuracy compared to the previous proving, Customer shall pay the cost of such special test including any labor and transportation costs pertaining thereto. In addition, all related volume calculations shall be considered accurate and no adjustment is required. If the measuring equipment tested is found to be outside the 0.25% range of accuracy, Provider shall be responsible for such costs and a mathematical volume correction factor shall be calculated comparing the old and new meter factors to be applied for one-half of the time period between such proving and the most recent, previous proving.

(e) Subject to the foregoing, all Crude Oil volumes shall be temperature corrected to standard conditions of sixty (60) degrees Fahrenheit and fourteen and six hundred and ninety-six one thousandths (14.73) Psia in accordance with the latest supplement or amendment to ASTM-IP petroleum measurement tables. All calculations of Net Standard Volume, as defined by the API, including corrections for sediment and water, will be performed utilizing the current API standards.

(f) To analyze Crude Oil for the API Gravity and sediment, water, or other impurities, testing shall be performed in accordance with the MPMS Chapter 9.1 Standard Test Method for Density, Relative Density, or API Gravity of Crude Petroleum and Liquid Petroleum Products by Hydrometer Method Third Edition, December 2012 and MPMS Chapter 10.4 Determination of Sediment and Water in Crude oil by Centrifuge Method Fourth Edition October 2013.

(g) To analyze NGL, testing shall be performed in accordance with the procedures outlined in the Gas Processors Association Standard 2165, Analysis of Natural Gas Liquid Mixtures by Gas Chromatography.

1.5 Curtailment of Hydrocarbons. If capacity on the Terminals System or the Provider Tank Cars is interrupted, curtailed or reduced, or capacity is insufficient for the needs of all customers desiring to use such capacity, the holders of Interruptible Service will be curtailed first, the holders of Firm Service shall be curtailed second, and the holders of Anchor Customer Firm Service shall be curtailed last. As among the holders of each of Anchor Customer Firm Service and Firm Service, the capacity available on the Terminals System and/or the Provider Tank Cars, as applicable, to each such class of service under the preceding sentence shall be allocated among the holders of each such class of service on a pro rata basis, based on the percentage derived by dividing the Daily average volume of Hydrocarbons actually Tendered by each holder of the applicable class of service to Receipt Points during the prior 90 Day period by the total volume of such Hydrocarbons actually Tendered by all holders of the applicable class of service during such period to Receipt Points on the Terminals System and the Provider Tank Cars. As among holders of Interruptible Service, the capacity available to such service, if any, shall be allocated pro rata among the holders of such service based on the percentage derived by dividing the Daily average volume of Hydrocarbons actually Tendered by each holder of Interruptible Service to Receipt Points on the Terminals System and the Provider Tank Cars

Appendix I - Page 7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

during the prior 60 Day period by the total volume of such Hydrocarbons actually Tendered by all holders of Interruptible Service to Receipt Points on the Terminals System and the Provider Tank Cars during such period. During periods of curtailment on the Terminals System and/or the Provider Tank Cars, the Parties shall meet to review alternative options for Customer to optimize its overall volume throughput and related revenues in light of the specific constraints causing such curtailment on the Terminals System and/or the Provider Tank Cars.

1.6 Allocations. Allocations required for determining payments or fees due under this Agreement shall be made by Provider. This Section 1.6 of the Operating Terms shall be based upon the measurements taken and quantities determined for the applicable Month. The Storage Variation shall, with respect to each Month and each type of Hydrocarbon, be determined by the following formula: (a) the sum of (i) the aggregate of all Barrels of such Hydrocarbon Tendered into the Terminals System during such Month, plus (ii) the aggregate of all Barrels of such Hydrocarbon remaining in storage on the Terminals System at the beginning of such Month that were Tendered into the Terminals System during prior Months, minus (b) the sum of (i) the aggregate Barrels of such Hydrocarbon withdrawn from storage pursuant to the direction of the applicable customers on the Terminals System during such Month and redelivered by or on behalf of Provider to the Delivery Points during such Month, plus (ii) the aggregate of all Barrels of such Hydrocarbon remaining in storage on the Terminals System at the end of such Month.

Appendix I - Page 8

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX II

DEFINITIONS

As used in this Agreement, capitalized words and terms shall have the meaning ascribed to such terms as set forth below.

“Additional Crude Oil” means any Customer Crude Oil that is not Dedicated Crude Oil.

“Adequate Assurance” has the meaning given such term in Section 18.2.

“Adequate Letter of Credit” means one or more direct-pay, irrevocable, standby letters of credit from a major U.S. commercial bank or a foreign bank with a U.S. branch office in either case having a credit rating of at least “A-” (or its equivalent successor rating) from Standard & Poor’s Corporation or “A3” (or its equivalent successor rating) from Moody’s Investor Services, Inc.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. The term “Affiliated” shall have the correlative meaning.

“Agreement” has the meaning given such term in the preamble hereof.

“Applicable Requirements” means (a) any applicable rail transportation provider’s, truck transportation provider’s or pipeline’s operating and engineering standards, (b) any and all applicable local state and federal Laws, including Association of American Railroads, Federal Railroad Administration and U.S. Department of Transportation regulations and specifications, and (c) any applicable operating regulations or directions of any Governmental Authority.

“Anchor Customer Firm Service” means that type of System Service that (a) has the highest priority call on capacity of all of the Terminals System and Provider Tank Cars, (b) shall only be subject to interruption or curtailment by reason of an event of Force Majeure, necessary maintenance, or as otherwise expressly set forth in this Agreement, and (c) in any event, has a higher priority than Interruptible Service, Firm Service and any other permissible level of service established by Provider with respect to the Terminals System and Provider Tank Cars.

“Arrival Time” means, in relation to a Train or Truck Nominated by Customer for the receiving or delivering of Customer Hydrocarbons to or from the Terminals System, as applicable, the date and time such Train or Truck is to arrive at the Terminals ready for loading or offloading, as applicable, and dispatch.

“Bakken Area” means, collectively, the following Counties located in North Dakota: Adams, Billings, Bottineau, Bowman, Burke, Burleigh, Divide, Dunn, Golden Valley, Hettinger, McHenry, McIntosh, McKenzie, McLean, Mercer, Morton, Mountrail, Renville, Slope, Stark, Walsh, Ward and Williams.

“Barrel” means 42 United States standard gallons each of 231 cubic inches at 60° Fahrenheit.

Appendix II - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Bunching” means the accumulation of Trains or Trucks, as applicable, for loading of Customer Hydrocarbons contrary to existing Nominations and/or the terms and conditions of this Agreement, including the Operating Terms and the Service Interface Rules.

“Business Day” means a Day (other than a Saturday or Sunday) on which commercial banks in New York, New York are generally open for business.

“CCT” means the time in the Central Time Zone, whether actual or programmed as Central Standard Time or Daylight Savings Time, or such other time as the Parties may agree upon.

“Charges” has the meaning given such term in Section 7.2.

“Claiming Party” has the meaning given such term in Section 14.1.

“Committed Build-Out Costs” has the meaning given such term in Section 5.2(c)(i).

“Committed Build-Out Estimate” has the meaning given such term in Section 5.2(c)(i).

“Committed Build-Outs” has the meaning given such term in Section 5.2(b)(ii).

“Confidential Information” has the meaning given such term in Section 19.5.

“Conflicting Dedication” has the meaning given such term in Section 4.2.

“Control” and its derivatives (a) with respect to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise, (b) with respect to any Gas, Crude Oil or NGLs, mean the right or obligation (pursuant to a marketing, agency, operating, unit or similar agreement or otherwise) of a Person to market such Gas, Crude Oil or NGLs; provided that such Person has elected or is obligated to market such Gas, Crude Oil or NGLs on behalf of a Non-Party, and (c) with respect to any Tank Cars, Trains or Trucks, the possession, directly or indirectly, of the power to direct or cause the direction of the operation of such Tank Cars, Trains or Trucks, as applicable.

“CPI” has the meaning given such term in Section 7.1(j)(ix).

“Crude Oil” means a mixture of hydrocarbons that exist in a liquid state in natural underground reservoirs and that remain liquid at atmospheric pressure after passing through mechanical separating facilities; provided, however, that “Crude Oil” specifically excludes any NGLs.

“Crude Oil Loading Services” means the Rail Loading Services and/or Truck Loading Services, as the context requires.

“Customer” has the meaning given such term in the preamble of this Agreement.

Appendix II - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Customer Hydrocarbons” has the meaning given such term in the recitals to this Agreement.

“Customer NGLs” means any NGLs owned or Controlled by Customer.

“Customer Crude Oil” means any Crude Oil owned or Controlled by Customer.

“Customer Group” has the meaning given such term in Section 16.3.

“Customer Guarantee” has the meaning given such term in Section 18.1.

“Customer Parent” has the meaning given such term in Section 18.1.

“Day” means a period of time beginning at 9:00 a.m. CCT on a calendar day and ending at 9:00 a.m. CCT on the succeeding calendar day. The term “Daily” shall have the correlative meaning.

“Dedicated Area” has the meaning given such term in Section 4.1(a)(i).

“Dedicated Contracts” has the meaning given such term in Section 4.1(a)(ii).

“Dedicated Crude Oil” has the meaning given such term in Section 4.1(b).

“Dedicated Crude Oil Estimates” has the meaning given such term in Section 5.1(b)(i).

“Dedicated Producer Crude Oil” has the meaning given such term in Section 4.1(a)(i).

“Delivery Point” means the (a) points of interconnection of the Terminals System described on Exhibit I-1, (b) Loading Points described on Exhibit I-1, and (c) points of delivery for the Tank Car Services described on Exhibit I-2, which Exhibits may be updated from time to time by the Parties pursuant to this Agreement, including pursuant to the agreement on an Updated Development Plan and related updated Terminals System Plan pursuant to Article 5.

“Development Period” means, as of any date of determination, the greater of (a) the then-remaining Term of this Agreement (such remaining Term to be calculated using the assumptions that (i) Provider has elected to renew this Agreement for the Secondary Term hereof and (ii) no Party has elected to terminate the Agreement pursuant to Section 2.2(c)) and (b) thirteen (13) years.

“Development Plan” has the meaning given such term in Section 5.1(a).

“Downstream Facility” means (a) any pipeline downstream of any Delivery Point on the Terminals System, or (b) any truck, rail car, tank car or other similar vehicle or piece of equipment designated by Customer to receive deliveries of Customer Hydrocarbons at any Delivery Point.

“Effective Time” has the meaning given such term in the preamble of this Agreement.

“Excluded Fields” has the meaning given such term in Exhibit B-1.

Appendix II - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Exclusive Producer Purchase Right” has the meaning given such term in Section 15.1(b).

“Execution Date” has the meaning given such term in the preamble of this Agreement.

“Executive Election” has the meaning given such term in Section 5.3(e).

“Executive Representative” has the meaning given such term in Section 5.3(e)(i).

“Fees” mean, collectively, the Terminals Fee, the Rail Loading Fee, the Truck Loading Fee, the NGL Fee, the Tank Car Fee and the Shortfall Fees.

“Firm Service” means that type of System Service that (a) other than Anchor Customer Firm Service, has the highest priority call on capacity of all of the Terminals System and the Provider Tank Cars, (b) shall only be subject to interruption or curtailment by reason of an event of Force Majeure, necessary maintenance, or as otherwise expressly set forth in this Agreement, and (c) in any event, has a higher priority than Interruptible Service.

“Force Majeure” has the meaning given such term in Section 14.1.

“Gas” means any mixture of gaseous hydrocarbons.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Group” means (a) with respect to Customer, the Customer Group, and (b) with respect to Provider, the Provider Group.

“Historical Capital Expenditures” means $**.

“Hydrocarbons” means Crude Oil and NGLs, collectively, and specifically excludes Gas.

“Initial Development Plan” has the meaning given such term in Section 5.1.

“Initial Term” has the meaning given such term in Section 2.2.

“Initial Terminals System Plan” has the meaning given such term in Section 5.2.

“Interest Rate” means, on the applicable date of determination (a) the prime rate (as published in the “Money Rates” table of The Wall Street Journal, eastern edition, or if such rate is no longer published in such publication or such publication ceases to be published, then as published in a similar national business publication as mutually agreed by the Parties), plus (b) an additional two percentage points (or, if such rate is contrary to any applicable Law, the maximum rate permitted by such applicable Law).

Appendix II - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Interruptible Service” means all obligations of Provider to provide System Services with respect to Hydrocarbons, which obligations are designated as interruptible and as to which obligations Provider may interrupt its performance thereof for any or no reason.

“Invoice” has the meaning given such term in Section 12.1.

“Laws” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Loading Minimum Volume Commitment” or “LMVC” has the meaning given such term in Section 6.1(a).

“Loading Shortfall Credit” has the meaning given such term in Section 6.2(b).

“Loading Shortfall Fee” has the meaning given such term in Section 7.1(f).

“Loading Point” means any Rail Loading Point or Truck Loading Point, as the context requires.

“Logistics Pipelines” has the meaning given such term in Section 2.1.

“Loss” or “Losses” means any actions, claims, settlements, judgments, demands, liens, losses, damages, fines, penalties, interest, costs, expenses (including expenses attributable to the defense of any actions or claims), attorneys’ fees and liabilities, including Losses for bodily injury, death, or property damage.

“Maintenance Capital Estimate” has the meaning given such term in Section 5.2(c)(ii).

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the construction of new capital assets or the replacement, improvement or expansion of existing capital assets) by Provider that are made to maintain, over the long term, the operating capacity of the Terminals System and/or the Provider Tank Cars. For purposes of this definition, “long term” generally refers to a period of not less than 12 Months.

“Manifest Train” means a train other than a Unit Train.

“Measurement Device” means the meter body and associated totalizer (which may consist of a Positive Displacement, Coriolis or Turbine technology) used in the measurement of Hydrocarbon flow and volume.

“Minimum Volume Commitment” or “MVC” has the meaning given such term in Section 6.1(a).

“Month” means a period of time beginning at 9:00 a.m. CCT on the first Day of a calendar month and ending at 9:00 a.m. CCT on the first Day of the next succeeding calendar month. The term “Monthly” shall have the correlative meaning.

“MPMS” has the meaning given such term in Section 1.3 of the Operating Terms.

Appendix II - Page 5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“NGL” means natural gas liquids.

“NGL Fee” has the meaning given such term in Exhibit G-1.

“NGL Minimum Volume Commitment” or “NMVC” has the meaning given such term in Section 6.1(a).

“NGL Services” has the meaning given such term in Section 3.1(d).

“NGL Shortfall Credit” has the meaning given such term in Section 6.2(d).

“NGL Shortfall Fee” has the meaning given such term in Section 7.1(g).

“Nominate” and its derivatives have the meaning given such terms in Section 1.2 of the Operating Terms.

“Non-Party” means any Person other than a Party to this Agreement.

“Non-Party Rail Hydrocarbons” has the meaning given such term in Section 1.2(a) of the Service Interface Rules.

“Non-Party Trains” has the meaning given such term in Section 1.2(a) of the Service Interface Rules.

“Non-Party Truck Hydrocarbons” has the meaning given such term in Section 1.3(b) of the Service Interface Rules.

“Notice” has the meaning given such term in Section 19.2.

“OFO” means an operational flow order or similar order respecting operating conditions issued by a Downstream Facility.

“Operating Expense Estimate” has the meaning given such term in Section 5.2(c)(iii).

“Operating Terms” means those additional terms and conditions applicable to the System Services provided under this Agreement, as set forth in Appendix I.

“Packing Group” means a classification according to the degree of danger presented by some hazardous materials or dangerous goods as defined by 49 CFR 171.8.

“Party” or “Parties” has the meaning given such term in the Preamble.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Pipeline Delivery Point” means a Delivery Point that is marked as “Pipeline” in the “Truck/Pipeline/Rail” column on Exhibit I-1.

“Pipeline Extension” has the meaning given such term in Section 5.2(b)(ii).

Appendix II - Page 6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Planned Delivery Point” has the meaning given such term in Section 5.1(b)(iv).

“Planned Receipt Point” has the meaning given such term in Section 5.1(b)(iii).

“Planned Well” has the meaning given such term in Section 5.1(b)(i).

“Producer” means Hess Bakken Investments II, LLC, a Delaware limited liability company, and any of such Person’s successors and assigns.

“Product Loss” means any Hydrocarbons received into the Terminals System that are lost, deemed lost or otherwise not accounted for incident to, or occasioned by, the provision of the System Services, including through leaks, instrumentation, relief valves, evaporation, shrinkage, line loss clingage, discoloration, deterioration, or blow downs of pipelines, vessels, or equipment; provided, however that “Product Loss” shall not include any Hydrocarbons that are lost as a result of Provider’s gross negligence or willful misconduct.

“Product Loss Allowance” means **%.

“Provider” has the meaning given to it in the preamble of this Agreement.

“Provider Group” has the meaning given such term in Section 16.2.

“Provider Tank Car” has the meaning given such term in Section 2.1.

“Quarter” means a period of three consecutive Months, commencing on the first day of January, the first day of April, the first day of July and the first day of October in any Year.

“Rail Loading Fee” has the meaning given such term in Exhibit G-1.

“Rail Loading Point” means a Delivery Point that is marked as “Tank Car” in the “Delivery Pt. Facility” column on Exhibit I-1.

“Rail Car Minimum Volume Commitment” or “RMVC” has the meaning given such term in Section 6.1(a).

“Rail Loading Services” has the meaning given such term in Section 3.1(b).

“Ramberg Truck Facility” or “RTF” has the meaning given such term in Section 2.1.

“Recalculation Election” has the meaning given such term in Section 7.1(j).

“Receipt Point” means the connecting flanges on the Terminals System that are described on Exhibit H, which Exhibit may be updated from time to time by the Parties pursuant to this Agreement, including pursuant to the agreement on an Updated Development Plan and related updated Terminals System Plan pursuant to Article 5.

“Residual Value” has the meaning given such term in Exhibit G-2.

Appendix II - Page 7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Return on Capital” means ** percent (**%), as such return level may be modified by Provider pursuant to the provisions of Section 7.1(i).

“Secondary Term” has the meaning given such term in Section 2.2.

“Security Interest Exercise Notice” has the meaning given such term in Section 11.3(b).

“Service Interface Rules” means those additional terms and conditions applicable to the System Services provided under this Agreement, as set forth in Appendix III.

“Shortfall Credits” has the meaning given such term in Section 6.2(d).

“Shortfall Fees” has the meaning given such term in Section 7.1(h).

“Storage Variations” has the meaning given such term in Section 7.3.

“Stored Inventory” has the meaning given such term in Section 11.3(a).

“System Budget” has the meaning given such term in Section 5.2(c).

“System NGL Estimates” has the meaning given such term in Section 5.1(b)(ii).

“System Production Estimates” has the meaning given such term in Section 5.1(b)(ii).

“System Services” has the meaning given such term in Section 3.1.

“Tank Car” means a rail tank car with a minimum shell capacity of 690 Barrels that complies with the Applicable Requirements, is in good working order, is in a condition suitable to receive Customer Hydrocarbons from the Terminals System, and is compatible with the operation of the Terminals System, including the Terminal Rules.

“Tank Car Delivery Point” means a Delivery Point set forth on Exhibit I-2.

“Tank Car Fee” has the meaning given such term in Exhibit G-1.

“Tank Car Services” has the meaning given such term in Section 3.1(e).

“Tank Car Shortfall Credit” has the meaning given such term in Section 6.2(c).

“Tank Car Shortfall Fee” has the meaning given such term in Section 7.1(h).

“Target Completion Date” has the meaning given such term in Section 5.2(b)(iii).

“Temporary Release” has the meaning given such term in Exhibit B-1.

“Tender” and its derivatives mean the act of Customer’s making Customer Hydrocarbons available or causing Customer Hydrocarbons to be made available to the Terminals System at a Receipt Point.

Appendix II - Page 8

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Term” has the meaning given such term in Section 2.2.

“Terminal Expansion” has the meaning given such term in Section 5.2(b)(ii).

“Terminal Rules” means the rules posted from time to time at the Terminals or otherwise communicated to Customer by Provider, in each case, pertaining to access, safety, conduct and use of the Terminals System.

“Terminals” means the RTF and TRT, collectively, and each, individually.

“Terminals Minimum Volume Commitment” or “TMVC” has the meaning given such term in Section 6.1(a).

“Terminals Services” has the meaning given such term in Section 3.1(a).

“Terminals Shortfall Credit” has the meaning given such term in Section 6.2(a).

“Terminals Shortfall Fee” has the meaning given such term in Section 7.1(e).

“Terminals System” has the meaning given such term in Section 2.1.

“Terminals System Plan” has the meaning given such term in Section 5.2(a).

“Terminals Fee” has the meaning given such term in Exhibit G-1.

“TGP” means that certain cryogenic Gas processing and fractionation facility owned by Hess Tioga Gas Plant LLC and located in Williams County, North Dakota and commonly described as the “Tioga Gas Plant”.

“TGP Receipt Point” means a Receipt Point that is marked as “TGP” on the “Originating Facility” column on Exhibit H and “Pipeline” in the “Truck/Pipeline/Rail” column on Exhibit H.

“Tioga Rail Terminal” or “TRT” has the meaning given such term in Section 2.1.

“Train” means a Unit Train or a Manifest Train.

“Transportation Event” means a leak, derailment, explosion or other failure, accident or incident occurring at any time or location and involving a truck, train or rail tank car that Customer brought or caused to be brought onto the Terminals System.

“Truck” means a standard Crude Oil carrying truck.

“Truck Bay” means an industry standard Crude Oil transloading station for one Truck being capable of loading and/or unloading, as applicable, a Truck within one hour following hook-up and operating (in principle) 24 hours per Day.

“Truck Loading Fee” has the meaning given such term in Exhibit G-1.

Appendix II - Page 9

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Truck Loading Point” means a Delivery Point that is marked as “Truck” in the “Delivery Pt. Facility” column on Exhibit I-1.

“Truck Loading Services” has the meaning given such term in Section 3.1(c).

“Truck Unloading Point” means a Receipt Point that is marked as “Truck” in the “Originating Facility” column on Exhibit H.

“Uneconomic” has the meaning given such term in Section 10.1(b)(i).

“Unit Train” means a train with at least 100 Tank Cars.

“Updated Development Plan” has the meaning given such term in Section 5.1(a).

“Well” means a well for the production of hydrocarbons that is either producing, or is intended to produce, Dedicated Crude Oil.

“Year” means a period of time on and after January 1 of a calendar year through and including December 31 of the same calendar year; provided that the first Year shall commence on the Execution Date and run through December 31 of that calendar year, and the last Year shall commence on January 1 of the calendar year and end on the Day on which this Agreement terminates.

Appendix II - Page 10

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX III

SERVICE INTERFACE RULES

1.1 Generally. These Service Interface Rules set forth certain rules and procedures according to which Provider will provide certain of the System Services to Customer, including the Crude Oil Loading Services and Tank Car Services.

1.2 Train Scheduling. Customer shall be responsible for arranging and coordinating rail transportation for any Customer Hydrocarbons delivered by or on behalf of Provider to the Rail Loading Points, regardless whether or not such Customer Hydrocarbons are to utilize the Tank Car Services hereunder.

(a) With respect to any Customer Hydrocarbons that are Nominated for delivery to the Rail Loading Points but that will not be utilizing the Tank Car Services (such Customer Hydrocarbons, “Non-Party Rail Hydrocarbons”), Customer shall, as promptly as possible, keep Provider regularly informed as to (i) any rail transportation provider Customer has contracted to move such Non-Party Rail Hydrocarbons, (ii) the number and dimensions of any Non-Party owned Trains and Tank Cars (“Non-Party Trains”) that Customer has contracted to carry (or expects to contract to carry) such Non-Party Rail Hydrocarbons, and (iii) the planned destinations of any such Non-Party Trains, if available.

(b) At all times during the Term, Customer shall have under contract with rail transportation providers sufficient Non-Party Trains to move all Non-Party Rail Hydrocarbons Nominated by Customer (or expected to be Nominated by Customer) pursuant to this Agreement as Provider and Customer shall reasonably agree are necessary or advisable to (i) take away all such Non-Party Rail Hydrocarbons from the Terminals in a timely manner, and (ii) prevent Bunching. In making such determinations, the Parties shall take into consideration all relevant factors, including: (A) the destinations for such Non-Party Rail Hydrocarbons, (B) the expected loading and offloading time of such Non-Party Trains, and (C) bad car rates, maintenance and repair estimates and expected service interruption rates.

(c) Customer shall have an obligation to maintain at or near the Terminals readily available spare parts for Non-Party Trains consistent with reasonably anticipated repair and replacement needs, as notified to Customer or posted on Provider’s website from time to time. Customer shall promptly remove from the Terminals any Non-Party Trains requiring repairs, unless Customer has retained Provider to perform such repairs. In the event Customer does not have readily available at or near the Terminals a spare part needed to repair a Non-Party Train, in addition to other remedies to which Provider may be entitled, Provider may bad order the applicable Non-Party owned Tank Car.

(d) Customer shall use reasonable efforts to arrange rail transportation for all Non-Party Rail Hydrocarbons at such times and at such rates that are substantially even and coordinated with its Tendering of Customer Hydrocarbons at the Receipt Points and Nominations for delivery of such Non-Party Rail Hydrocarbons to the Rail Loading Points and otherwise in a manner that minimizes the amount and duration of storage of Non-Party Rail Hydrocarbons on the Terminals System and prevents Bunching.

Appendix III - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(e) Provider shall use its commercially reasonable efforts to schedule the Crude Oil Loading Services of Non-Party Rail Hydrocarbons consistent with the applicable Nominations of Customer.

1.3 Truck Scheduling.

(a) For purposes of Nominated receipts and deliveries of Customer Crude Oil to the Truck Unloading Points or Truck Loading Points, as applicable, Customer shall be entitled to use the Truck Bays at the Truck Unloading Points and Truck Loading Points, as applicable, at such times as Provider shall reasonably schedule, subject to availability. Customer shall keep Provider regularly and promptly informed as to those times when Customer will not be using a Truck Bay at its previously Nominated and scheduled time.

(b) With respect to any Customer Hydrocarbons that are Nominated for receipt at, or delivery to, the Truck Unloading Points or Truck Loading Points, as applicable (such Customer Hydrocarbons, “Non-Party Truck Hydrocarbons”), Customer shall, as promptly as possible, keep Provider regularly informed as to (i) any truck transportation provider Customer has contracted to move such Non-Party Truck Hydrocarbons, (ii) the number and dimensions of any Non-Party owned Trucks that Customer has contracted to carry (or expects to contract to carry) such Non-Party Truck Hydrocarbons, and (iii) the planned destinations of any such Trucks picking up deliveries at the Truck Loading Points, if available.

(c) At all times during the Term, Customer shall have under contract with truck transportation providers sufficient Trucks to move all Non-Party Truck Hydrocarbons Nominated by Customer (or expected to be Nominated by Customer) pursuant to this Agreement as Provider and Customer shall reasonably agree are necessary or advisable to (i) bring all such Non-Party Truck Hydrocarbons to the Terminals in a timely manner, (ii) take away all such Non-Party Truck Hydrocarbons from the Terminals in a timely manner, and (iii) prevent Bunching. In making such determinations, the Parties shall take into consideration all relevant factors, including: (A) the origin or destination, as applicable, for such Non-Party Truck Hydrocarbons, (B) the expected loading and offloading time of such Truck, and (C) maintenance and repair estimates and expected service interruption rates.

(d) Customer shall use reasonable efforts to arrange truck transportation for all Non-Party Truck Hydrocarbons at such times and at such rates that are substantially even and coordinated with its Nominations for receipt of such Non-Party Truck Hydrocarbons at the Truck Unloading Points and Nominations for delivery of such Non-Party Truck Hydrocarbons to the Truck Loading Points and otherwise in a manner that minimizes the amount and duration of storage of Non-Party Truck Hydrocarbons on the Terminals System and prevents Bunching.

(e) Provider shall use its commercially reasonable efforts to schedule the Crude Oil Loading Services of Non-Party Truck Hydrocarbons consistent with the applicable Nominations of Customer.

Appendix III - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.4 Storage.

(a) Provider shall use its commercially reasonable efforts to make available to Customer storage for Customer Crude Oil on the Terminals System as part of the Terminals Services in accordance with agreed Nominations. In the event all or any portion of any Nomination requiring such storage services is altered, including any applicable Arrival Time, Provider may require Customer to arrange for the removal of the Customer Crude Oil subject to the altered Nomination, in addition to other remedies Provider may have hereunder.

(b) Customer acknowledges that except as provided in subpart (a) above, Customer has no right to storage at the Facility.

1.5 Train and Truck Loading.

(a) Customer shall use reasonable efforts to coordinate the arrival of all Trucks and Non-Party Trains at the Terminals in accordance with the agreed Nominations. Provider shall use its commercially reasonable efforts to accommodate such adjustments to Arrival Times as Customer’s rail or truck transportation provider may reasonably request. Customer shall provide Provider with as much advance notice as possible with respect to any alteration to any Nomination, including any change in the proposed Arrival Time, Train or Truck size, and Tank Car or Truck dimensions. Customer shall additionally permit Provider to coordinate any alterations to an agreed Arrival Time directly with the applicable rail or truck transportation provider, as applicable.

(b) In accordance with such agreed Arrival Times, Customer shall have the right to bring its Non-Party Trains and Trucks to the Terminals for purposes of loading and unloading, as applicable, Customer Hydrocarbons (in accordance with and to the extent agreed in accordance with the Agreement, including the Nomination provisions hereof). Provider shall use its commercially reasonable efforts to provide the Terminals Services, NGL Services or Crude Oil Loading Services, as applicable, with respect to such Customer Hydrocarbons in a timely manner. Customer shall use reasonable efforts to cause all Trucks and Non-Party Trains to depart from the Terminals in a timely manner following the applicable loading or offloading of such Nominated Customer Hydrocarbons.

(c) Customer shall notify Provider of any Transportation Event as soon as possible, but in any event not less than one Business Day after the occurrence of such event.

Appendix III - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A-1

RAMBERG TRUCK FACILITY

The RTF is a Crude Oil truck unloading and pipeline receipt terminal located in Williams County, North Dakota that receives Crude Oil by pipeline and truck and exports Crude Oil by transporting such Crude Oil via pipeline to the TRT for loading onto Crude Oil rail cars or by injecting such Crude Oil directly into third party interstate pipeline systems. The RTF was constructed in 2006 and expanded in 2012.

Crude Oil enters the RTF through six separate pipelines that gather up to 109,000 Barrels/Day of Crude Oil, as well as through four truck unloading bays with a combined truck unloading capacity of 19,000 Barrels/Day. An additional 10 truck unloading bays are under construction at the RTF, and when such additional bays become operational, the RTF will have a truck unloading capacity of 67,000 Barrels/Day and a combined truck and pipeline receipts capability of 176,000 Barrels/Day. Additionally, the RTF has a combined shell storage capacity of 39,000 Barrels.

The RTF has a redelivery capability of 130,000 Barrels/Day through certain of the Logistics Pipelines.

Exhibit A-1 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A-2

TIOGA RAIL TERMINAL

The TRT is a Crude Oil and NGL rail loading facility located in Tioga, North Dakota. The TRT includes a dual loop track with 21 Crude Oil loading arms that commenced service in the third quarter of 2011. The TRT’s primary purpose is loading Crude Oil Unit Trains chartered for a single delivery destination. The TRT also includes ladder tracks with track space for over 250 NGL rail cars and 16 NGL loading arms that commenced service in the third quarter of 2014. The TRT has a current Crude Oil loading capacity of up to 140,000 Barrels/Day and an estimated NGL loading capacity of approximately 30,000 Barrels/Day. The TRT loads Crude Oil rail cars as well as NGL rail cars. Additionally, the TRT has three Crude Oil storage tanks with a combined shell storage capacity of 287,000 Barrels.

The TRT receives Crude Oil either directly from gathering systems or through certain of the Logistics Pipelines. The TRT also receives NGLs through certain of the Logistics Pipelines.

The TRT has a direct rail connection to the BNSF Railway, which in turn connects to the Union Pacific, CSX, Norfolk Southern and other Class 1 railroads.

Exhibit A-2 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A-3

LOGISTICS PIPELINES

1.	The RTF to the TRT:

a.	One 14-inch bi-directional Crude Oil line connecting the RTF to the TRT.

2.	The TGP to the TRT:

a.	One fuel gas line running from the TGP to the TRT.

b.	One 8-inch vapor return line running from the TRT to the TGP.

c.	One 8-inch propane line running from the TGP to the TRT.

d.	One 6-inch butane line running from the TGP to the TRT.

e.	One 6-inch natural gasoline line running from the TGP to the TRT.

3.	The RTF to Third Party Downstream Facilities:

a.	Two lines carrying Crude Oil from the RTF to the Delivery Points marked #1 and #2 on Exhibit I-1, including the two skid meters and all associated instruments.

b.	One line carrying Crude Oil from the RTF to the Delivery Point marked #3 on Exhibit I-1, including the one skid meter and all associated instruments.

c.	Two lines carrying Crude Oil from the RTF to the Delivery Points marked #5 and #6 on Exhibit I-1, including any skid meters and all associated instruments located at the applicable interconnect points.

4.	Airport Valve set (aka the “66th Street Valve set”) to the TRT:

a.	One 10-inch Crude Oil pipeline that runs from the Airport Valve set to the TRT.

5.	Airport Valve set to the RTF:

a.	One 12-inch bi-directional Crude Oil pipeline that runs between the RTF and the Airport Valve set.

Exhibit A-3 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B-1

DEDICATED AREA; EXCLUDED FIELDS

The “Dedicated Area” is the entire Bakken Area.

Notwithstanding the foregoing, as of the Effective Time, the Parties have agreed that the Excluded Fields shall be temporarily released from the dedication hereunder, but only with respect to Customer Crude Oil formerly owned or Controlled by Producer and produced from those oil and gas properties located in the Excluded Fields that are operated by Producer (the “Temporary Release”). The Temporary Release shall be effective for a period of three Years from and after the Effective Time; provided, however, that the Temporary Release may be extended, as to each then-applicable Excluded Field, on a Year-to-Year basis, and in each case, for a period of one additional Year. The Parties shall use their good faith efforts to reach agreement on whether to extend all or a portion of the Temporary Release on or prior to July 1 of each Year in which the Temporary Release remains applicable. Should the Parties be unable to mutually agree, on or prior to such July 1 date, whether to extend all or a portion of the Temporary Release as of such time, the Parties shall utilize the executive negotiation provisions of Section 5.3(e) to resolve such dispute. If, following the implementation of the provisions of Section 5.3(e), (a) no agreement has been reached pursuant to Section 5.3(e) by December 31 of such Year, then the then-applicable Temporary Release shall automatically be extended for one additional year, or (b) it is determined that all or a portion of the Temporarily Release then-in effect should not be extended, then such portion(s) of the Temporary Release may not then be later extended in a subsequent Year.

For the avoidance of doubt, the Temporary Release does not affect any Customer Crude Oil formerly owned or Controlled by Producer and produced from those oil and gas properties located in the Excluded Fields that are not operated by Producer, but from which Producer has elected to take its applicable production in-kind.

The “Excluded Fields” are more particularly described below. The Excluded Fields referenced below are (i) field name references utilized by Producer and Customer and do not correlate to specific North Dakota Industrial Commission field names, and (ii) defined by the maps included on the following pages.

Excluded Fields
**
**
**
**
**

Exhibit B-1 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

**

**

Exhibit B-1 - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

**

**

Exhibit B-1 - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

**

**

Exhibit B-1 - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

**

**

Exhibit B-1 - Page 5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

**

**

Exhibit B-1 - Page 6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT B-2

DEDICATED CONTRACTS

NONE.

Exhibit B-2 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT C

CONFLICTING DEDICATIONS

#	Party	Agreement	Effective	Term	Area/Volume
1.	**	**	**	**	**
2.	**	**	**	**	**
3.	**	**	**	**	**
4.	**	**	**	**	**
5.	**	**	**	**	**
6.	**	**	**	**	**

The Parties agree that, with respect to the Conflicting Dedications described above as numbers 3 through 6, Customer shall first utilize Barrels of Customer Crude Oil to meet such Conflicting Dedications that were formerly owned or Controlled by Producer and produced from those oil and gas properties located in the then-applicable Excluded Fields that are operated by Producer.

For the avoidance of doubt, no Customer Crude Oil subject to a Conflicting Dedication is, or shall be, included in any Dedicated Crude Oil Estimates contained in any Development Plan delivered by Customer hereunder while the applicable Conflicting Dedication is still in effect.

*	The Parties have agreed that ** Conflicting Dedication may be extended beyond its current term for an additional ** years, effective as of **.

Exhibit C - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT D

INITIAL DEVELOPMENT PLAN

Notwithstanding anything in Section 5.1 to the contrary, the Parties acknowledge that the Initial Development Plan contained in this Exhibit D does not contain all of the information called for by Section 5.1 with respect to each Development Plan, as it is recognized that current Customer reporting, process, and system capabilities limit the Initial Development Plan to the detail shown below.

See Schedules attached to the following pages.

Exhibit D - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE 1 – DEDICATED OIL ESTIMATES BY RECEIPT POINT1

(MBBLS/D)

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Goliath Gathering	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Gathering	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Gathering	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**
Goliath Trucking	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Trucking	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Trucking	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**

Total Gathered & Trucked (Quarterly)	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Goliath Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Gathering	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Goliath Trucking	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Hawkeye Trucking	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Red Sky Trucking	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total Gathered & Trucked (Annually)	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

[1]	Schedule 1 is broken out by general Receipt Point groups, and not by individual Receipt Points. See lead in paragraph to this Exhibit D.

Exhibit D - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE 2 – DEDICATED OIL ESTIMATES BY DELIVERY POINT2

(MBBLS/D)

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Tesoro	**	**	**	**	**	**	**	**	**	**	**	**
Enbridge NDPS	**	**	**	**	**	**	**	**	**	**	**	**
Enbridge BPEP	**	**	**	**	**	**	**	**	**	**	**	**
ETP Dakota Access	**	**	**	**	**	**	**	**	**	**	**	**
Rail Export	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Tesoro	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Enbridge NDPS	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Enbridge BPEP	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
ETP Dakota Access	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
Rail Export	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

Total	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

[2]	Schedule 2 is broken out by, in some cases, general Delivery Point groups, and not by individual Delivery Points. See lead in paragraph to this Exhibit D.

Exhibit D - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE 3 – SYSTEM NGL ESTIMATES BY RECEIPT & DELIVERY POINT3

RECEIPT POINT (MBBLS/D)

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
C3 from TGP	**	**	**	**	**	**	**	**	**	**	**	**
C4 from TGP	**	**	**	**	**	**	**	**	**	**	**	**
C5+ from TGP	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
C3 from TGP	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
C4 from TGP	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
C5+ from TGP	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

DELIVERY POINT (MBBLS/D)

Quarterly, Years 1-3	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
C3 by Rail	**	**	**	**	**	**	**	**	**	**	**	**
C4 by Rail	**	**	**	**	**	**	**	**	**	**	**	**
C5+ by Rail	**	**	**	**	**	**	**	**	**	**	**	**

Annual, Years 4-20	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
C3 by Rail	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
C4 by Rail	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**
C5+ by Rail	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**	**

[3]	Schedule 3 is broken out by, in some cases, general Receipt Point and Delivery Point groups, and not by individual Receipt Points and Delivery Points. See lead in paragraph to this Exhibit D.

Exhibit D - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT E

INITIAL TERMINALS SYSTEM PLAN

The Initial Terminals System Plan includes the information required by Section 5.2(b):

Section 5.2(b)(i): See Exhibit H, Exhibit I-1, and Exhibit I-2.

Section 5.2(b)(ii): See Schedule 1 attached below.

Section 5.2(b)(iii): See Schedule 1 attached below.

Section 5.2(b)(iv): N/A for Initial Terminals System Plan.

Section 5.2(b)(v): N/A for Initial Terminals System Plan.

SCHEDULE 1: TERMINAL EXPANSIONS; PIPELINE EXTENSIONS; AND TARGET COMPLETION DATES

$(thousands)	Description	Target Completion Date
2014 Ramberg Truck Facility	Terminal Expansion	2014
2014 Tioga Rail Terminal Crude Loading	Terminal Expansion	2014
2014 Tioga Rail Terminal NGL Loading	Terminal Expansion	2104
2014 Rail Cars Nomination	Terminal Expansion	2016

Exhibit E - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Included below is the System Budget that corresponds to the Initial Terminals System Plan set forth in this Exhibit E.

Such System Budget includes the information required by Section 5.2(c):

Section 5.2(c)(i): See Schedule A attached below.

Section 5.2(c)(ii): See Schedule B attached below.

Section 5.2(c)(iii): See Schedule C attached below.

Section 5.2(c)(iv): See Schedule D attached below.

SCHEDULE A: COMMITTED BUILD-OUT COSTS

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	Total
2014 Ramberg Truck Facility	**	**	**	**	**	**	**	**	**	**	**
2014 Tioga Rail Terminal Crude Loading	**	**	**	**	**	**	**	**	**	**	**
2014 Tioga Rail Terminal NGL Loading	**	**	**	**	**	**	**	**	**	**	**
2014 Rail Cars Nomination	**	**	**	**	**	**	**	**	**	**	**
Totals	**	**	**	**	**	**	**	**	**	**	**

SCHEDULE B: MAINTENANCE CAPITAL ESTIMATES

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Ramberg Truck Facility	**	**	**	**	**	**	**	**	**	**
2014 Tioga Rail Terminal Crude Loading	**	**	**	**	**	**	**	**	**	**
2014 Tioga Rail Terminal NGL Loading	**	**	**	**	**	**	**	**	**	**
Rail Cars	**	**	**	**	**	**	**	**	**	**
Total	**	**	**	**	**	**	**	**	**	**

Exhibit E - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

SCHEDULE C: OPERATING EXPENSE ESTIMATES

$(thousands)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Ramberg Truck Facility	**	**	**	**	**	**	**	**	**	**
2014 Tioga Rail Terminal Crude Loading	**	**	**	**	**	**	**	**	**	**
2014 Tioga Rail Terminal NGL Loading	**	**	**	**	**	**	**	**	**	**
Rail Cars	**	**	**	**	**	**	**	**	**	**
Total	**	**	**	**	**	**	**	**	**	**

SCHEDULE 4: ESTIMATED SCHEDULE OF MAINTENANCE

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Ramberg Truck Facility
2014 Tioga Rail Terminal Crude Loading
2014 Tioga Rail Terminal NGL Loading
Rail Cars	X	X	X	X	X	X	X	X	X	X

Note: X = Programmed and Non-Programmed Maintenance

Exhibit E - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT F

INITIAL MINIMUM VOLUME COMMITMENTS

MVC TYPE:	MVC AMOUNT (BARRELS/DAY):
	1Q 2014	2Q 2014	3Q 2014	4Q 2014
Terminals (TMVC)	54,000	60,000	65,000	74,000
Loading (LMVC)	30,000	31,000	30,000	30,000
Rail Car (RMVC)	30,000	31,000	30,000	30,000
NGL (NMVC)	0	0	0	0

Exhibit F - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT G-1

FEES

FEE TYPE:	FEE AMOUNT:
Terminals Fee	$	**/Barrel
NGL Fee	$	**/Barrel
Rail Loading Fee	$	**/Barrel
Truck Loading Fee	$	**/Barrel
Tank Car Fee	$	**/Barrel

Exhibit G-1 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT G-2

FEE RECALCULATION MODEL

Original Methodology

•	The production profile used will be based on the Initial Development Plan. To the extent appropriate, the production profile is adjusted by an operating factor of **% to reflect realistic operations. Further, the Initial Development Plan will be adjusted to reflect major maintenance and turnarounds.

•	Initial capital (opening balance) is based upon net book value as of December 31, 2013.

•	Committed Build-Out Costs and Maintenance Capital Estimates are based on the Initial Terminals System Plan.

•	Operating Expense Estimates are derived from the Initial Terminals System Plan.

•	Includes projected public company and executive management costs allocated on a pro rata basis to the assets.

•	Includes major maintenance and turnaround expenses

•	“Residual Value” equals the sum of (a) initial capital and Committed Build-Out Costs over the Initial Term (10 years), multiplied by (b) the ratio of cumulative throughput from the Initial Development Plan in the Initial Term (10 years), divided by (c) the cumulative throughput from the Initial Development Plan over the full plan period (20 years).

•	The Return on Capital (unadjusted), using a mid-year convention, was utilized.

•	Fees are expressed as an escalating $/Mcf or $/Barrel, as applicable, figure required to achieve the Return on Capital.

•	Fees are escalated based on the average annual percentage change in the CPI for the 10 years prior to each Recalculation Election date or 2.4% for calendar year 2014 and will be expressed on an annual basis in forward years.

•	Market-based Fees not subject to target return calculation but subject to CPI escalation:

•	Truck Loading Fee

•	If applicable, pass-through costs (power and utilities, other) and market-based revenue streams (compression fees, short-haul/injection fees, other) are set to offset costs to be recovered.

Exhibit G-2 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Redetermination Methodology

Each year, if a Recalculation Election is made pursuant to Section 7.1(j), the Fees will be recalculated to reflect:

•	The enumerated items in Section 7.1(j)(i) through (ix).

•	The present value of prior year(s) revenue and throughput will be subtracted from the “Required Cost Recovery” and “Escalating Tariff Throughput” (as each such term is used in the following example calculations) calculations so that the new Fees reflect costs to be recovered over the remaining Term coupled with expected throughput.

•	Operating Expense Estimates based upon the latest updated Terminals System Plan for the applicable year and subsequent years. Prior year(s) operating expenses will not be trued-up to actuals.

•	Projected public company and executive management costs allocated on a pro rata basis to the assets.

•	Major maintenance and turnaround expenses not otherwise included in the above listed items.

•	Any scheduled downtime of the Terminals System.

•	Adjusted Residual Value based on latest Updated Development Plan.

•	All other assumptions will be the same as the Original Methodology set forth above.

Exhibit G-2 - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Example Fee Calculation

		Calculation / Notes	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
A	Discounting Date		31-Dec	30-Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30- Jun	30-Jun
B	IRR (**%)
C	Tariff Escalation Index (**%)	CPI –annual update	**	**	**	**	**	**	**	**	**	**	**	**
Cost Estimates
D	Initial capital		#
E	Committed Build- Out Costs			#	#	#	#	#	#	#	#	#	#
F	Maintenance Capital Estimates			#	#	#	#	#	#	#	#	#	#
G	Operating Expenses			#	#	#	#	#	#	#	#	#	#

H	Total Costs before Add backs	D+E+F+G	#	#	#	#	#	#	#	#	#	#	#
Add backs (decreases required cost recovery)
I	Power & Utilities Pass- through *			- #	- #	- #	- #	- #	- #	- #	- #	- #	- #
J	Compression Revenues *	= $** * C * High Pressure Gas		- #	- #	- #	- #	- #	- #	- #	- #	- #	- #
K	Short- Haul / Injection Revenues *	=$** * C * Short-Haul Vol.		- #	- #	- #	- #	- #	- #	- #	- #	- #	- #
L	Residual Value	See description												- #

M	Total Add backs	I+J+K+L		#	#	#	#	#	#	#	#	#	#	#
N	Net Total Costs	H- M	#	#	#	#	#	#	#	#	#	#	#	#
O	Required Cost Recovery	=XNPV ( B, A , N)	PV @ **% as of 1/1/14
Throughput Estimate (Mbbls or MMcf)			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
P	2014 Nomination			#	#	#	#	#	#	#	#	#	#
Q	Operating Factor *			%	%	%	%	%	%	%	%	%	%
R	Net Throughput	= P * Q		#	#	#	#	#	#	#	#	#	#
S	Escalated Net Throughput	= R * C		#	#	#	#	#	#	#	#	#	#
T	Escalating Tariff Throughput	=XNPV ( B , A , S)	PV @ **% as of 1/1/14
Tariff Rate & Tariff Revenue			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
U	2014 Tariff Rate	= O / T
($/Bbl or $/Mc f)
V	Tariff Revenue	xnpv ( B , A , V) = O		U*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R

*	Note: Not applicable to all tariffs

Exhibit G-2 - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Example Redetermination Election Fee Calculation (First Redetermination Election)

		Calculation / Notes	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
A	Discounting Date		31- Dec	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun	30-Jun
B	IRR (TBD%)
C	Tariff Escalation Index (TBD%)
		CPI –annual update	**	**	**	**	**	**	**	**	**	**	**	**
**% used for illustrative purposes
Cost Estimates
D	Initial capital		#
E	Committed Build- Out Costs			Actual	#	#	#	#	#	#	#	#	#
F	Maintenance Capital Estimates			Actual	#	#	#	#	#	#	#	#	#
G	Operating Expenses			ISP	#	#	#	#	#	#	#	#	#
H	Total Costs before Add backs	D+E+F+G	#	Actual/ISP	#	#	#	#	#	#	#	#	#
Add backs (decreases required cost recovery)
I	Power & Utilities Pass- through *			Actual	- #	- #	- #	- #	- #	- #	- #	- #	- #
J	Compression Revenues *	= $** * C * High Pressure Gas		Actual	- #	- #	- #	- #	- #	- #	- #	- #	- #
K	Short- Haul / Injection Revenues *	=$** * C * Short-Haul Vol.		Actual	- #	- #	- #	- #	- #	- #	- #	- #	- #
L	Residual Value	See description												- #
M	Total add backs	I+J+K+L		Actual	#	#	#	#	#	#	#	#	#	#
N	Net Total Costs	H- M	#	Actual/ISP	#	#	#	#	#	#	#	#	#	#
=xnpv( B, A , N) –
O	Required Cost Recovery	xnpv (2014 actual revenue)	PV @ TBD% as of 1/1/14 for Redetermination
Throughput Estimate (Mbbls or MMcf)			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
P	2015 Nomination			n/a	#	#	#	#	#	#	#	#	#
Q	Operating Factor *			n/a	%	%	%	%	%	%	%	%	%
R	Net Throughput	= P * Q		Actual	#	#	#	#	#	#	#	#	#
S	Escalated Net Throughput	= R * C		#	#	#	#	#	#	#	#	#	#
=xnpv( B , A , S) –
T	Escalating Tariff Throughput	xnpv (2014 actual throughput)	PV @ TBD% as of 1/1/14 for Redetermination

Tariff Rate & Tariff Revenue			2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
U	2015 Tariff Rate in 2014 $ ($/Bbl or $/Mcf)	= O / T		2014 Rate	U * C	U * C	U * C	U * C	U * C	U * C	U * C	U * C	U * C
xnpv ( B, A, V) –
V	Tariff Revenue			Actual	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R	U*C*R
xnpv (2014 actual revenue) = O

*	Note: Not applicable to all tariffs

Exhibit G-2 - Page 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT H

RECEIPT POINTS

1.	For any facilities that are marked “Truck” in the “Truck / Pipeline / Rail” column, the actual Receipt Point is the inbound flange of the truck connector hose.

2.	For any facilities that are marked “Pipeline” in the “Truck / Pipeline / Rail” column (other than as specifically set forth below in #3), the actual Receipt Point is the outer boundary of the Terminals System lands upon which the applicable pipeline facility is located.

3.	For any facilities that are marked “TGP” in the “Originating Facility” column, the actual Receipt Point is the outer boundary of the Tioga Gas Plant.

Exhibit H - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Receipt Point Name	Rct. Pt. Location	Originating Facility	Truck/ Pipeline/ Rail	Crude Oil/ Gas/ NGL	Meter #	Existing/ Future
1. **	**	**	**	**	**	**
2. **	**	**	**	**	**	**
3. **	**	**	**	**	**	**
4. ** **	**	**	**	**	** **	**
5. **	**	**	**	**	**	**
6. **	**	**	**	**	**	**
7. **	**	**	**	**	**	**
8. **	**	**	**	**	**	**
9. **	**	**	**	**	**	**
10. **	**	**	**	**	**	**
11. **	**	**	**	**	**	**
12. **	**	**	**	**	**	**
13. **	**	**	**	**	**	**
14. **	**	**	**	**	**	**
15. **	**	**	**	**	**	**
16. **	**	**	**	**	**	**
17. **	**	**	**	**	**	**

Exhibit H - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Receipt Point Name	Rct. Pt. Location	Originating Facility	Truck/ Pipeline/ Rail	Crude Oil/ Gas/ NGL	Meter #	Existing/ Future
18. **	**	**	**	**	**	**
19. **	**	**	**	**	**	**
20. **	**	**	**	**	**	**
21. **	**	**	**	**	**	**
22. **	**	**	**	**	**	**
23. **	**	**	**	**	**	**
24. **	**	**	**	**	**	**
25. **	**	**	**	**	**	**
26. **	**	**	**	**	**	**
27. **	**	**	**	**	**	**
28. **	**	**	**	**	**	**
29. **	**	**	**	**	**	**
30. **	**	**	**	**	**	**
31. **	**	**	**	**	**	**
32. **	**	**	**	**	**	**
33. **	**	**	**	**	**	**

Exhibit H - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT I-1

DELIVERY POINTS

1.	For any facilities that are marked “Rail” in the “Truck / Pipeline / Rail” column, the actual Delivery Point is the downstream flange of the applicable rail car connection facilities.

2.	For any facilities that are marked “Truck” in the “Truck / Pipeline / Rail” column, the actual Delivery Point is the upstream flange of the truck connector hose.

3.	For any facilities that are marked “Pipeline” in the “Truck / Pipeline / Rail” column, the actual Delivery Point is the interconnection point between the Terminals System and the applicable pipeline or related facility.

Exhibit I-1 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Delivery Point Name	Originating Facility	Delivery Pt. Facility	Truck/ Pipeline/ Rail	Crude Oil/ Gas/ NGL	Meter #	Existing/ Future
1. **	**	**	**	**	**	**
2. **	**	**	**	**	**	**
3. **	**	**	**	**	**	**
4. **	**	**	**	**	**	**
5. **	**	**	**	**	**	**
6. **	**	**	**	**	**	**
7. **	**	**	**	**	**	**
8. **	**	**	**	**	**	**
9. **	**	**	**	**	**	**
10. **	**	**	**	**	**	**
11. **	**	**	**	**	**	**
12. **	**	**	**	**	**	**
13. **	**	**	**	**	**	**
14. **	**	**	**	**	**	**
15. **	**	**	**	**	**	**
16. **	**	**	**	**	**	**
17. **	**	**	**	**	**	**
18. **	**	**	**	**	**	**
19. **	**	**	**	**	**	**
20. **	**	**	**	**	**	**
21. **	**	**	**	**	**	**
22. **	**	**	**	**	**	**
23. **	**	**	**	**	**	**

Exhibit I-1 - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Delivery Point Name	Originating Facility	Delivery Pt. Facility	Truck/ Pipeline/ Rail	Crude Oil/ Gas/ NGL	Meter #	Existing/ Future
24. **	**	**	**	**	**	**
25. **	**	**	**	**	**	**
26. **	**	**	**	**	**	**
27. **	**	**	**	**	**	**
28. **	**	**	**	**	**	**
29. **	**	**	**	**	**	**
30. **	**	**	**	**	**	**
31. **	**	**	**	**	**	**
32. **	**	**	**	**	**	**
33. **	**	**	**	**	**	**
34. **	**	**	**	**	**	**
35. **	**	**	**	**	**	**

Exhibit I-1 - Page 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT I-2

TANK CAR DELIVERY POINTS

1.	**

2.	**

3.	**

4.	**

Exhibit I-2 - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT J

INSURANCE

Each of the Parties shall maintain or self-insure, and shall require its applicable subcontractors or agents who (a) in the case of Provider, are providing any of the System Services hereunder, or (b) in the case of Customer, are delivering any Hydrocarbons to the Receipt Points and/or receiving any Hydrocarbons at the Delivery Points hereunder, in each case, to maintain or self-insure, during the Term, the following insurance coverage:

1.	Workers’ Compensation Insurance, covering obligations under all applicable Laws and employer’s liability insurance in the amount of $1,000,000 per occurrence.

2.	General Liability Insurance, including contractual liability, with limits of $1,000,000 combined single limit per occurrence bodily injury and property damage with a $2,000,000 annual aggregate.

3.	Automobile Liability Insurance, with limits of $1,000,000 combined single limit per occurrence bodily injury and property damage. Such automobile insurance will apply to all owned and non-owned vehicles.

Exhibit J - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT K

FORM OF CUSTOMER GUARANTEE

GUARANTY

In consideration of Hess North Dakota Export Logistics LLC (“Beneficiary”) agreeing at the request of Hess Corporation, 1185 Avenue of the Americas, New York, NY 10036 (“Guarantor”) to enter into and execute that certain Terminal and Export Services Agreement, dated             , 2014 (the “Agreement”) with Hess Trading Corporation, a Delaware Corporation (“Obligor”), Guarantor does hereby guarantee to Beneficiary, irrevocably and unconditionally, except as set forth in this Guaranty, the payment, upon Beneficiary’s demand, by Obligor of all obligations of Obligor to Beneficiary under the Agreement, whether now in existence or hereafter arising (the “Guaranteed Obligation”).

Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation to which it may apply, and, except as provided in this Guaranty, waives presentment, demand for payment, protest, notice of dishonor, non-payment or non-performance of any such obligation, suit or the taking of other action by Beneficiary against, and any other notice to, Obligor, Guarantor or others.

Beneficiary may at any time and from time to time without notice or consent of Guarantor (a) agree with Obligor to make any change in, or amend, the terms of any Guaranteed Obligation, (b) take or fail to take any action in respect of any security for any Guaranteed Obligation, (c) exercise or refrain from exercising any rights against Obligor or others under the Agreement, or (d) compromise or subordinate any Guaranteed Obligation, including any security therefor, with the assurance that the obligation of Guarantor to Beneficiary will not be impaired or compromised beyond that which is ultimately agreed to between Beneficiary and Obligor.

This guaranty shall continue in full force and effect until the date of termination of the Guaranteed Obligation. It is understood, however, that notwithstanding any such expiration or termination taking effect, this Guaranty shall continue in full force and effect with respect to any Guaranteed Obligation guaranteed hereunder which have been incurred, arise or otherwise relate to any period prior to such expiration or termination becoming effective. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time the payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be reinstated or returned due to bankruptcy or insolvency laws or otherwise.

This Guaranty is one of payment and not one of collection. Beneficiary may make written demand directly on Guarantor for such payment upon default by Obligor of any Guaranteed Obligation. In addition, Guarantor, upon demand, will reimburse Beneficiary for reasonable attorney fees necessarily incurred by Beneficiary in collection of payments or enforcement of performance hereunder. Except as to applicable statutes of limitation, delay by Beneficiary in making demand will not alter Guarantor’s obligation under this Guaranty and Beneficiary will not be required to exhaust any remedies it may have against Obligor.

Notices and demands are to be made (i) via personal delivery, express courier or certified mail, postage prepaid and return receipt requested, with such method of delivery effective upon receipt, or (ii) via electronic mail, with such method of delivery effective upon confirmation of receipt (but only if followed by transmittal by personal delivery or express courier for delivery on the next business day). Any notice to Guarantor or demand on Guarantor must be made to the following address, to the attention of Vice President, Chief Risk Officer: Hess Corporation, 1185 Avenue of the Americas, New York, NY 10036, RiskLegal@hess.com.

Exhibit K - Page 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS DOCTRINE WHICH WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO FEDERAL COURTS LOCATED WITHIN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK.

EACH OF GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH OF GUARANTOR AND BENEFICIARY (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT GUARANTOR AND BENEFICIARY, AS APPLICABLE, HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

No term of provision of this Guaranty may be waived, amended, supplemented or otherwise modified except in a writing signed by Guarantor and Beneficiary.

This Guaranty embodies the entire terms of the guaranty of payment by Guarantor to Beneficiary for the Guaranteed Obligation, superseding any related prior understandings or agreements.

This Guaranty is executed effective as of                     , 2014.

HESS CORPORATION

Exhibit K - Page 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT L

NOTICE INFORMATION

If to Provider:

Hess North Dakota Export Logistics LLC

1501 McKinney Street

Houston, Texas 77010

Attn:	Senior Commercial Manager
Fax:	(713) 496-8028
Email:	john.cable@hess.com

with a copy to:

Hess North Dakota Export Logistics LLC

1501 McKinney Street

Houston, Texas 77010

Attn:	Operations Director
Fax:	(713) 496-8028
Email:	jtamborski@hess.com

If to Customer:

Hess Trading Corporation 1501 McKinney Street Houston, Texas 77010 Attn: US Crude Oil Marketing Fax: (713) 496-8028 Email: wharvey@hess.com with copies to:

Hess Trading Corporation 1501 McKinney Street Houston, Texas 77010 Attn: HTC Pipeline Scheduler Fax: (866) 581-8748 Email: ssalch@hess.com	Hess Trading Corporation 1501 McKinney Street Houston, Texas 77010 Attn: HTC Legal Fax: (713) 496-8028 Email: cpereyra@hess.com

Exhibit L - Page 1